                                                                    EXHIBIT 2.01

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JULY 22, 2003

                                      AMONG

                      APEX TRAILER LEASING & RENTALS, L.P.,

                     WABASH NATIONAL TRAILER CENTERS, INC.,

                           WTSI TECHNOLOGY CORPORATION

                                       AND

                          WABASH NATIONAL CORPORATION,

                                       AND

                       APEX TRAILER LEASING & RENTAL LLC,

                         AURORA PARTS & ACCESSORIES LLC

                                       AND

                          AURORA TRAILERS HOLDINGS LLC

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
ARTICLE I THE TRANSACTION........................................................................................      2

           1.1.     Sale and Purchase of Assets..................................................................      2
           1.2.     Assumption of Certain Liabilities............................................................      5
           1.3.     Consent of Third Parties.....................................................................      8
           1.4.     Closing......................................................................................      8
           1.5.     Purchase Price...............................................................................      8
           1.6.     Deliveries and Proceedings at Closing........................................................     13
           1.7.     Allocation of Consideration..................................................................     15

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................     15

           2.1.     Organization; Qualification; No Interest in Other Entities...................................     15
           2.2.     Authorization and Enforceability.............................................................     16
           2.3.     No Violation of Laws or Agreements...........................................................     16
           2.4.     Financial Statements; Projections............................................................     17
           2.5.     No Changes...................................................................................     17
           2.6.     Contracts....................................................................................     19
           2.7.     Permits and Compliance With Laws Generally...................................................     22
           2.8.     Environmental Matters........................................................................     22
           2.9.     Consents.....................................................................................     24
           2.10.    Title; All Assets............................................................................     24
           2.11.    Real Estate..................................................................................     24
           2.12.    Taxes........................................................................................     26
           2.13.    Intellectual Property Rights.................................................................     26
           2.14.    Inventory....................................................................................     29
           2.15.    Accounts Receivable; Prepaid Expenses........................................................     29
           2.16.    Labor Relations..............................................................................     29
           2.17.    Employee Benefit Plans.......................................................................     30
           2.18.    Absence of Undisclosed Liability.............................................................     31
           2.19.    No Pending Litigation or Proceedings.........................................................     31
           2.20.    Products Liability; Product Warranty.........................................................     32
           2.21.    Insurance....................................................................................     32
           2.22.    Relationship with Customers and Suppliers....................................................     32
           2.23.    WARN Act.....................................................................................     33
           2.24.    Condition of Assets..........................................................................     33
           2.25.    Transactions with Related Parties............................................................     34
           2.26.    Brokerage....................................................................................     34
           2.27.    Restrictions.................................................................................     34
           2.28.    Disclosures..................................................................................     35
           2.29.    Payments.....................................................................................     35
           2.30.    Due Consideration............................................................................     35
           2.31.    Approvals....................................................................................     35

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
           2.32.    Information Technology.......................................................................     36
           2.33.    No Other Representations.....................................................................     36

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYERS.............................................................     36

           3.1.     Organization and Good Standing...............................................................     36
           3.2.     Authorization and Enforceability.............................................................     36
           3.3.     No Violation of Laws or Agreements...........................................................     36
           3.4.     Consents.....................................................................................     37
           3.5.     Brokerage....................................................................................     37
           3.6.     Litigation or Claims.........................................................................     37
           3.7.     No Other Representations.....................................................................     37

ARTICLE IV COVENANTS.............................................................................................     37

           4.1.     Conduct of Business..........................................................................     37
           4.2.     Access, Information and Documents............................................................     38
           4.3.     Facilities...................................................................................     38
           4.4.     Monthly Financial Statements.................................................................     39
           4.5.     Use of Names and Logos.......................................................................     39
           4.6.     Mutual Covenants.............................................................................     40
           4.7.     Hart-Scott-Rodino Act; Other Filings and Authorizations......................................     40
           4.8.     Public Announcement..........................................................................     40
           4.9.     Further Assurances...........................................................................     41
           4.10.    Cooperation..................................................................................     41
           4.11.    Post Closing Obligation to Employees.........................................................     41
           4.12.    Taxes........................................................................................     41
           4.13.    Worker Adjustment and Retraining Notification ("WARN") Act and Corresponding State Laws......     42
           4.14.    Confidentiality..............................................................................     42
           4.15.    Names Following Closing......................................................................     43
           4.16.    Financing....................................................................................     43
           4.17.    Access/Cooperation...........................................................................     43
           4.18.    Parts 1-2-3..................................................................................     43
           4.19.    No Solicitation; Sellers Lender Approval.....................................................     43

ARTICLE V CONDITIONS PRECEDENT; TERMINATION......................................................................     44

           5.1.     Conditions Precedent to Obligations of Buyers................................................     44
           5.2.     Conditions Precedent to Obligations of Sellers...............................................     46
           5.3.     Termination..................................................................................     47

ARTICLE VI CERTAIN ADDITIONAL COVENANTS..........................................................................     48

           6.1.     Certain Taxes and Expenses...................................................................     48
           6.2.     Rebates and Discounts........................................................................     49
           6.3.     Maintenance of Books and Records.............................................................     49
           6.4.     Collection of Receivables....................................................................     49
           6.5.     Product Returns..............................................................................     50
           6.6.     UCC Matters; Certificates of Title...........................................................     51
           6.7.     Indemnification..............................................................................     51

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
           6.8.     Non-Compete; Non-Solicitation; Non-Interference..............................................     55
           6.9.     Good Faith/Commercially Reasonable Efforts...................................................     58
           6.10.    Right of First Participation.................................................................     58
           6.11.    Non-Disparagement............................................................................     59

ARTICLE VII MISCELLANEOUS........................................................................................     59

           7.1.     Nature and Survival of Covenants and Representations.........................................     59
           7.2.     Notices......................................................................................     59
           7.3.     Successors and Assigns.......................................................................     60
           7.4.     Exhibits and Schedules.......................................................................     61
           7.5.     Governing Law................................................................................     61
           7.6.     Consent to Jurisdiction......................................................................     61
           7.7.     Severability.................................................................................     61
           7.8.     No Third Party Beneficiaries.................................................................     61
           7.9.     Entire Agreement.............................................................................     61
           7.10.    Amendment and Waiver.........................................................................     61
           7.11.    Counterparts.................................................................................     62
           7.12.    Headings.....................................................................................     62
           7.13.    Construction; Certain Defined Terms..........................................................     62

ARTICLE VIII GUARANTIES OF AURORA AND WABASH.....................................................................     64

           8.1.     Guaranty of Wabash...........................................................................     64
           8.2.     Guaranty of Aurora...........................................................................     64

Schedule 1.1(b)(i)-A       -     Trailer and Parts
Schedule 1.1(b)(i)-B       -     Fixed Assets
Schedule 1.1(b)(i)-C       -     Other Property
Schedule 1.1(b)(ii)        -     Inventory
Schedule 1.1(b)(iii)       -     Accounts Receivable
Schedule 1.1(b)(v)         -     Intellectual Property
Schedule 1.1(b)(vii)       -     Licenses and Permits
Schedule 1.1(b)(xi)        -     Information Technology
Schedule 1.1(c)(vi)        -     Retained Receivables
Schedule 1.1(c)(viii)      -     Excluded Contracts
Schedule 1.1(c)(xi)        -     Recalled Trailer Parts
Schedule 1.1(c)(xii)       -     Other Excluded Assets
Schedule 2.1               -     Locations Requiring Qualification
Schedule 2.4(a)            -     Financial Statements
Schedule 2.4(b)            -     Projections
Schedule 2.5               -     Changes
Schedule 2.6               -     Contracts
Schedule 2.7               -     Compliance With Laws
Schedule 2.8(b)(iii)       -     PCBs; Asbestos Containing Materials
Schedule 2.9               -     Consents
Schedule 2.10              -     Permitted Exceptions
Schedule 2.11              -     Facilities

Schedule 2.12              -     Jurisdictions for Tax Returns
Schedule 2.13(c)           -     Disputed Intellectual Property Rights
Schedule 2.13(d)           -     Restrictions on Ownership of Intellectual Property Rights
Schedule 2.13(e)           -     Infringement of Intellectual Property Rights
Schedule 2.13(f)           -     Permitted Exceptions to Intellectual Property Rights
Schedule 2.14              -     Capitalized Standard Costing; Bad Inventory
Schedule 2.16(a)           -     Labor Relations
Schedule 2.17(a)           -     Employee Benefit Plans
Schedule 2.17(e)           -     Prohibited Transactions
Schedule 2.17(h)           -     Audits and Investigations Pending
Schedule 2.18              -     Undisclosed Liabilities
Schedule 2.19              -     Litigation
Schedule 2.20              -     Warranty and Return Policies
Schedule 2.21              -     Insurance
Schedule 2.22              -     Customers and Suppliers
Schedule 2.23              -     Employment Loss
Schedule 2.24              -     Condition of Assets
Schedule 2.25              -     Related Party Transactions
Schedule 3.4               -     Consents
Schedule 4.11(a)           -     Employees
Schedule 6.8(a)            -     Retail Customers
Schedule 6.8(a)(E)         -     Permitted Canada and El Paso Leases
Schedule 6.8(d)            -     Solicitable Employees of Wabash and Sellers
Schedule 7.13(g)           -     Sellers' Persons of Knowledge

Exhibit A-1                -     Form of Bill of Sale and Assignment Agreement for Leasing Business
Exhibit A-2                -     Form of Bill of Sale and Assignment Agreement for Aftermarket Parts Business
Exhibit B-1                -     Form of Assumption Agreement for Leasing Business
Exhibit B-2                -     Form of Assumption Agreement for Aftermarket Parts Business
Exhibit C-1                -     Form of Parts Purchase Agreement
Exhibit C-2                -     Form of Parts Distribution and License Agreement
Exhibit D                  -     Form of Trailer Maintenance and Purchase Agreement
Exhibit E                  -     Form of Facility Lease
Exhibit F                  -     Form of Transition Services Agreement
Exhibit G                  -     Form of Opinion of Sellers' and Wabash's Counsel
Exhibit H                  -     Form of Opinion of Buyers' and Aurora's Counsel

                              List of Defined Terms

                                                                                                                    PAGE
AAA..............................................................................................................    12
Accounts Receivable..............................................................................................     2
Acquired Assets..................................................................................................     2
Acquisition Proposal.............................................................................................    43
Adjustment Amount................................................................................................    10
Affiliate........................................................................................................    62
Aftermarket Parts Business.......................................................................................     1
Agreement........................................................................................................     1
Apex.............................................................................................................     1
Apex Representatives.............................................................................................    43
Applicable Accounting Principles.................................................................................    10
Assignment Agreement.............................................................................................    13
Assignment and Assumption Agreement..............................................................................    13
Assumed Liabilities..............................................................................................     5
ATLR.............................................................................................................     1
Aurora...........................................................................................................     1
Authority........................................................................................................    62
Bankruptcy Code..................................................................................................    48
BB&T Capital Markets.............................................................................................    34
Benefit Plans....................................................................................................    30
Business.........................................................................................................     1
Business Day.....................................................................................................    62
Buyer Beneficiary................................................................................................    64
Buyers...........................................................................................................     1
Buyers Beneficiaries.............................................................................................    64
Buyers Breach....................................................................................................    47
Buyers Indemnified Parties.......................................................................................    52
Buyers Transaction Documents.....................................................................................    15
CERCLA...........................................................................................................    23
CERCLIS..........................................................................................................    23
Closing..........................................................................................................     8
Closing Accounts Receivable......................................................................................    10
Closing Date.....................................................................................................     8
Closing Inventory................................................................................................    10
Closing Prepaid Expenses.........................................................................................    10
Closing Statement................................................................................................    10
Contracts........................................................................................................     3
Customer Information.............................................................................................    28
Damages..........................................................................................................    52
December Balance Sheet...........................................................................................    17

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
Discovered Equipment.............................................................................................    13
DOJ..............................................................................................................    40
DOL..............................................................................................................    30
DuraPlate Product................................................................................................    56
DuraPlate Technology.............................................................................................    56
Employees........................................................................................................    62
Environmental Laws...............................................................................................    22
Environmental Permits............................................................................................    22
Equipment and Other Tangible Personal Property...................................................................     2
ERISA............................................................................................................    63
Estimated Accounts Receivable Adjustment Amount..................................................................     9
Estimated Closing Accounts Receivable............................................................................     9
Estimated Closing Inventory......................................................................................     9
Estimated Closing Prepaid Expenses...............................................................................     9
Estimated Closing Statement......................................................................................     9
Estimated Inventory/Prepaid Expenses Adjustment Amount...........................................................     9
Excluded Assets..................................................................................................     4
Excluded Contracts...............................................................................................     5
Exclusivity Period...............................................................................................    43
Facilities.......................................................................................................    24
Facility Lease...................................................................................................    14
Facility Leases..................................................................................................    14
Financial Statements.............................................................................................    17
Financing........................................................................................................    46
Former Employees.................................................................................................    63
FTC..............................................................................................................    40
GAAP.............................................................................................................    17
Hazardous Substances.............................................................................................    23
HSR Act..........................................................................................................    40
Indemnified Party................................................................................................    52
Indemnifying Party...............................................................................................    53
Independent Accounting Firm......................................................................................    11
Insolvency Event.................................................................................................    48
Intellectual Property............................................................................................    28
Inventory........................................................................................................     2
IP-Seller........................................................................................................     1
IRS..............................................................................................................    30
Key Customers....................................................................................................    32
Key Suppliers....................................................................................................    33
Knowledge........................................................................................................    63
Known............................................................................................................    63
Law..............................................................................................................    63
Leased Facilities................................................................................................    25
Leasing Business.................................................................................................     1
Letter...........................................................................................................    49
Liability........................................................................................................     6

Lien.............................................................................................................    63
Litigation Conditions............................................................................................    53
Lockbox Account..................................................................................................    49
Management.......................................................................................................    23
Material Adverse Effect..........................................................................................    63
Minimum Accounts Receivable......................................................................................    10
Minimum Inventory................................................................................................    10
Minimum Prepaid Expenses.........................................................................................    10
Missing Equipment................................................................................................    11
Missing Equipment Amount.........................................................................................    11
Missing Equipment Disputed Amount................................................................................    12
Missing Equipment Report.........................................................................................    11
Missing Equipment Review Period..................................................................................    12
Monthly Financial Statement......................................................................................    39
OEM..............................................................................................................    57
Order............................................................................................................    63
Organizational Materials.........................................................................................     3
OSHA.............................................................................................................    22
Outside Date.....................................................................................................    48
Owned Facilities.................................................................................................    25
Parts Distribution and License Agreement.........................................................................    14
Parts LLC........................................................................................................     1
Parts Purchase Agreement.........................................................................................    14
Party............................................................................................................    63
PCBs.............................................................................................................    23
Pension Plan.....................................................................................................    30
Permits..........................................................................................................     3
Permitted Exceptions.............................................................................................    24
Person...........................................................................................................    63
Pre-Closing Period...............................................................................................     5
Prepayment.......................................................................................................     8
Prime Rate.......................................................................................................    51
Prohibited Transactions..........................................................................................    30
Purchase Price...................................................................................................     8
Purchased Product................................................................................................    51
Qualifying Returned Products.....................................................................................    50
Receivable Product...............................................................................................    51
Release..........................................................................................................    23
Released.........................................................................................................    23
Required Consent.................................................................................................    47
Retained Liabilities.............................................................................................     6
Retained Receivables.............................................................................................     5
Retained Receivables Account.....................................................................................    50
Retained Receivables Parties.....................................................................................    50
Review Period....................................................................................................    10
Sale Business....................................................................................................    58

Sale Notice......................................................................................................    58
Sale Process.....................................................................................................    58
Seller...........................................................................................................     1
Seller Beneficiary...............................................................................................    64
Sellers..........................................................................................................     1
Sellers Account Parties..........................................................................................    49
Sellers Beneficiaries............................................................................................    64
Sellers Breach...................................................................................................    48
Sellers Financing Agreements.....................................................................................    47
Sellers Indemnified Parties......................................................................................    52
Sellers Material Adverse Change..................................................................................    63
Sellers Transaction Documents....................................................................................    15
Tax Materials....................................................................................................     3
Taxes............................................................................................................    26
Term Sheet.......................................................................................................    46
Territory........................................................................................................    56
Third Party Claim................................................................................................    53
Threshold Amount.................................................................................................    54
Trailer Lease....................................................................................................    19
Trailer Maintenance and Purchase Agreement.......................................................................    14
Transaction Documents............................................................................................    15
Transfer Taxes...................................................................................................    49
Transferred Employees............................................................................................    41
Transition Services Agreement....................................................................................    13
Unresolved Dispute Notice Date...................................................................................    12
Verification Period..............................................................................................    11
Wabash...........................................................................................................     1
WARN Act.........................................................................................................    33
WNTC.............................................................................................................     1

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT (the "Agreement") dated as of July 22, 2003, by and among APEX TRAILER LEASING & RENTALS, L.P., a Delaware limited partnership ("Apex"), WABASH NATIONAL TRAILER CENTERS, INC., a Delaware corporation ("WNTC"), WTSI TECHNOLOGY CORPORATION, a Delaware corporation ("IP-Seller" and, together with Apex and WNTC, "Sellers" and each individually, a "Seller"), WABASH NATIONAL CORPORATION, a Delaware corporation ("Wabash"), APEX TRAILER LEASING & RENTAL LLC, a Delaware limited liability company ("ATLR"), AURORA PARTS & ACCESSORIES LLC, a Delaware limited liability company ("Parts LLC" and, together with ATLR, "Buyers"), and AURORA TRAILERS HOLDINGS LLC, a Delaware limited liability company ("Aurora").

                                   Background

                  WHEREAS, Apex is engaged in the business of renting and leasing over-the-road and storage trailers to a variety of transportation companies, manufacturers and retailers (the "Leasing Business").

                  WHEREAS, WNTC is engaged in the business, among other things, of wholesaling, retailing, distributing and marketing aftermarket, replacement and warranty parts and accessories for trailers and warranties thereon (the "Aftermarket Parts Business" and, together with the Leasing Business, the "Business").

                  WHEREAS, IP-Seller owns or has rights with respect to certain intellectual property used by Sellers in connection with the Business.

                  WHEREAS, Wabash owns or has rights with respect to certain property used by Sellers in connection with the Business.

                  WHEREAS, ATLR desires to (a) purchase and Wabash and Sellers desire to sell, substantially all of the assets, properties and rights of Wabash and Sellers in and to the Leasing Business and (b) assume the Assumed Liabilities relating to the Leasing Business, all on the terms and subject to the conditions set forth in this Agreement.

                  WHEREAS, Parts LLC desires to (a) purchase and Wabash and Sellers desire to sell, substantially all of the assets, properties and rights of Wabash and Sellers in and to the Aftermarket Parts Business, and (b) assume the Assumed Liabilities relating to the Aftermarket Parts Business, all on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

         1.1. Sale and Purchase of Assets. (a) Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.4 below, Wabash and Sellers shall, and shall cause their respective Affiliates to, sell, assign, transfer, deliver and convey to Buyers the Acquired Assets, free and clear of all Liens of every kind, nature and description, except Permitted Exceptions for the Purchase Price specified below in Section 1.5.

                  (b) As used herein, the term "Acquired Assets" means all of Wabash's and Sellers' right, title, and interest in, under and to all of the assets, properties and rights constituting, or used in the conduct of, the Business as a going concern of every kind, nature and description existing on the Closing Date, other than Excluded Assets, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Wabash's or Sellers' respective books or financial statements, including, without limitation, all of the assets, properties and rights of Wabash and Sellers used in the Business enumerated below:

                           (i)      all machinery, equipment, trailers, other
motor vehicles, goods, furnishings, jigs, tools, dies, engineering drawings with respect to aftermarket, replacement and warranty trailer parts and accessories, furniture, fixtures, fixed assets, office equipment, office supplies, production and other supplies, spare, repair, replacement and aftermarket parts, tools and other tangible personal property, including all such property as more particularly described in Schedule 1.1(b)(i)-A hereto with respect to trailers and parts and Schedule 1.1(b)(i)-B hereto with respect to all fixed assets and
Schedule 1.1(b)(i)-C hereto with respect to all other property described in this clause, owned or leased by Wabash or Sellers and used or held for use in the conduct of the Business (collectively, the "Equipment and Other Tangible Personal Property");

                           (ii)     all inventory, including finished goods,
consigned goods, work-in-process (if any), supplies, storehouse stocks, raw materials, scrap, containers and parts and all other inventory as more particularly described in Schedule 1.1(b)(ii) hereto owned by Wabash or Sellers and used or held for use in the conduct of the Business (collectively, the "Inventory");

                           (iii)    except as set forth in Schedule 1.1(c)(vi),
all accounts, notes and other receivables (including intercompany receivables) of the Business, including those set forth on Schedule 1.1(b)(iii) hereto (collectively, the "Accounts Receivable");

                           (iv)     all deposits, deferred charges, security
deposits, escrowed funds, rights to refunds (except as set forth in Section 1.1(c)(iv)), prepaid items, credits, unbilled costs, rights of offset relating to the Business, and credit balances of or inuring to the Business, including rebates from suppliers;

                           (v)      except as set forth in Schedule 1.1(c)(xii),
all Intellectual Property used or held for use in the conduct of the Business, goodwill, licenses and sublicenses granted and obtained with respect thereto, and rights and remedies against all past, present and future infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including all such property more particularly described on Schedule 1.1(b)(v) hereto, including the service mark "Apex", the trade name and trademark "Fruehauf", the service mark and trade name "Apex Trailer Leasing & Rentals" and the service mark and trade name "Pro Par", and all marks, trade names, slogans, logotypes and designs incorporating such marks and trade names;

                           (vi)     subject to Sections 1.1(c)(viii), 1.2 and
1.3 hereof, (A) all contracts, agreements and instruments relating to the sale of any assets, services, properties, materials or products (including all customer contracts, operating contracts, distribution and sales representative contracts) to the extent relating to, or otherwise material to the conduct of, the Business (other than the Leases); (B) all orders, contracts, supply agreements, equipment leases and other agreements to the extent relating to the purchase or lease of any assets, services, properties, materials, or products for the Business (other than the Leases); (C) all Trailer Leases; and (D) all other contracts, agreements, and instruments to the extent relating to the Business (other than the Leases), including all contracts, agreements and instruments listed or described in Schedule 2.6 hereto (the "Contracts");

                           (vii)    franchises, approvals, permits,
authorizations (including Environmental Permits), licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority, to the extent that the same relate to the Business, and all pending applications therefor, including all such permits and rights more specifically listed or described in Schedule 1.1(b)(vii) hereto (the "Permits"), which schedule lists (A) all Environmental Permits and (B) other permits and rights that are related to the Business;

                           (viii)   books, records, ledgers, files (including,
subject to Section 1.1(c)(x), personnel files (other than medical files), documents (including originally executed copies of all Contracts), correspondence, memoranda, forms, lists, human resources manuals, specifications and engineering drawings for proprietary parts, creative materials, advertising and promotional materials, studies, reports, including all data and analysis relating to creditworthiness of customers, whether in hard copy or magnetic format, in each instance, to the extent relating to, or otherwise necessary for the conduct of, the Business or otherwise relating to the Employees but excluding (A) all tax returns, reports and estimates of Sellers and all workpapers and other materials used in preparation of such tax returns, reports and other estimates (in each case, whether or not related to the Business and whether or not originals or copies) (the "Tax Materials"), (B) the corporate charter, qualifications to conduct business as a foreign corporation or partnership, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, shares of capital stock, blank stock certificates, and other documents relating to the organization, maintenance and existence of Sellers or any of them (collectively, the "Organizational Materials") and (C) any records or documents which Sellers are not permitted to transfer under Law or Order; provided that Buyers shall receive copies of the materials referred to in clause (C) at Closing to the extent permitted under relevant Law or Order;

                           (ix)     all phone numbers, including all "800"
numbers, owned by Wabash or Sellers and currently or previously used or held for use in connection with the

Business, all Leasing Business and Aftermarket Parts Business websites and webpages, including all text, graphics and source code associated therewith;

                           (x)      all rights or choses in action arising out
of occurrences before or after the Closing Date, including third Person warranties and guaranties and other similar contractual rights as to third Persons held by or in favor of Sellers or their respective Affiliates with respect to any of the Acquired Assets or the Business;

                           (xi)     all computer hardware, stored data, owned
and licensed computer software, and owned computer software documentation, including source code and systems documentation, listed on Schedule 1.1(b)(xi) hereto;

                           (xii)    all rights to insurance proceeds relating to
the damage, destruction or impairment of any of the Acquired Assets to the extent any such damaged, destroyed or impaired Acquired Assets have not been adequately repaired or replaced; and

                           (xiii)   cash and cash equivalents (including
marketable securities).

                  Notwithstanding the foregoing, Sellers may retain and use in appropriate circumstances copies of any documents or records which are required to be retained pursuant to any Law or Order.

                  (c) Notwithstanding anything stated to the contrary, the Acquired Assets shall not include, and Buyers shall not purchase, any of the following whether owned by, held by or relating to Sellers or the Business (the "Excluded Assets"):

                           (i)      Sellers' policies and contracts in effect as
of the date hereof for insurance which do not relate to the Acquired Assets or the Business and any proceeds of any insurance policies, settlement or judgments which relate or pertain to any damaged, destroyed or impaired Acquired Assets, to the extent such Acquired Asset has been adequately repaired or replaced as of the Closing Date;

                           (ii)     (A) general books of account and books of
original entry that comprise Sellers' permanent or tax records and books and records that Sellers are required to retain pursuant to any Law or Order, (B) books and records which do not relate to the Business or which relate exclusively to the Retained Liabilities and/or the Excluded Assets, (C) any books, records, files and other data of Sellers which relate to organizational and corporate or partnership governance proceedings of Sellers, as applicable, or to income tax matters of Sellers, (D) any books and records constituting attorney work product or otherwise containing information subject to attorney/client privilege, and (E) books and records covered under confidentiality or non-disclosure agreements with third Parties;

                           (iii)    all rights of Sellers under this Agreement
and the agreements and instruments delivered to Sellers by Buyers pursuant to this Agreement;

                           (iv)     the rights of Sellers in respect of any
federal, state or local Tax refunds, credits or other assets of any nature in respect of any Taxes, including, but not limited to, rights to or claims for refunds or rebates of Taxes and other governmental charges and the benefit of net operating loss carryforwards or carrybacks, whether or not relating to the Business, attributable to any tax period ending on or prior to the Closing Date and the pre-Closing portion of any tax period that includes (but does not end on) the Closing Date (the "Pre-Closing Period");

                           (v)      the Tax Materials and the Organizational
Materials;

                           (vi)     certain accounts receivable of the
Aftermarket Parts Business in an aggregate face amount of $3,000,000, subject to adjustment as provided in Section 1.5(b)(i), identified by Buyers, in consultation with Sellers, and listed on Schedule 1.1(c)(vi) and updated by Buyers, in consultation with Sellers, as of the Closing Date (the "Retained Receivables");

                           (vii)    the Leases and the Owned Real Estate;

                           (viii)   all Contracts set forth on Schedule
1.1(c)(viii) hereto (collectively, the "Excluded Contracts");

                           (ix)     all claims, demands, deposits, refunds,
rebates, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) to the extent relating to any of the Excluded Assets, Retained Receivables and Retained Liabilities;

                           (x)      all personnel medical records and other
records that Sellers are required by Law or Order to retain in their possession or are not permitted under Law or Order to transfer to Buyers;

                           (xi)     any and all trailer parts set forth on
Schedule 1.1(c)(xi) which on the Closing Date will be quarantined and/or designated for destruction or other disposition in connection with a product recall; and

                           (xii)    certain other assets of Sellers listed on
Schedule 1.1(c)(xii) hereto.

         1.2. Assumption of Certain Liabilities. (a) Subject to the terms and conditions of this Agreement, at the Closing hereunder and except as otherwise specifically provided in this Section 1.2 (including in respect of the Retained Liabilities, as set forth in paragraph (b) below), Buyers shall assume no Liability of Sellers or their respective Affiliates or the Business except the following specific Liabilities of Sellers (the "Assumed Liabilities"), which Buyers will pay, satisfy or discharge in accordance with their terms, subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such Liabilities are owed:

                           (i)      all Liabilities of Sellers or any of them
which are expressly assumed by Buyers under the terms of this Agreement;

                           (ii)     all Liabilities of Sellers or any of them
under the Contracts comprising part of the Acquired Assets, to the extent such Liabilities relate to events or occurrences arising after the Closing Date; and

                           (iii)    all Liabilities relating to the Acquired
Assets or the Business to the extent attributable to Buyers' ownership or use of the Acquired Assets or the conduct of the Business after the Closing.

                  As used herein, the term "Liability" means any direct or indirect liability, indebtedness, commitment, required performance, claim, Loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

                  Aurora and Buyers hereby irrevocably and unconditionally waive and release, and have caused their respective Affiliates to waive and release, Wabash and Sellers and their respective Affiliates from all Assumed Liabilities.

                  (b) Except for the Assumed Liabilities as specifically and expressly provided for in Section 1.2(a) above, at the Closing hereunder, Buyers shall not assume any Liabilities (contingent or absolute and whether or not determinable as of the Closing) of Sellers or their respective Affiliates or the Business, whether such Liabilities relate to payment, performance or otherwise, and all Liabilities not expressly transferred to Buyers hereunder as Assumed Liabilities shall be retained by Sellers (the "Retained Liabilities"), who shall pay, satisfy or discharge the Retained Liabilities in accordance with their terms and remain liable therefor unconditionally, subject to any defenses or claims asserted in good faith against the obligee to whom such Liabilities are owed. Wabash and Sellers hereby irrevocably and unconditionally waive and release, and have caused their respective Affiliates to waive and release, Buyer and their respective Affiliates from all Retained Liabilities. Without limiting the foregoing, all of the following shall be considered Retained Liabilities for the purposes of this Agreement:

                           (i)      any product liability or similar claim for
injury to person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Sellers or their respective Affiliates or alleged to have been made by Sellers or their respective Affiliates or which arises out of or is based upon a theory of strict Liability under Section 402A of the Restatement (2nd) of Torts or any similar or analogous provision of statutory or common law or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product manufactured, sold or leased by or on behalf of Sellers or their respective Affiliates, including any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damages, lost revenue or income;

                           (ii)     all Liabilities for Taxes (A) relating to
the Business or the Acquired Assets that are incurred in or are attributable to any Pre-Closing Period, (B) of Sellers for any tax period that do not relate to the Business or the Acquired Assets, or (C) payable with respect to any business, assets, properties or operations of Sellers other than the Business, for any tax period;

                           (iii)    all Liabilities for Taxes which are the
responsibility of Sellers under Sections 4.12 and 6.1;

                           (iv)     any Liability with respect to compensation
or any Benefit Plan, or any other employee benefit of any nature (including, without limitation, any severance payments) owed to any Employees, Former Employees, agents or independent contractors of Sellers (or any beneficiary of any such individual), whether or not employed by Buyers after the Closing, that
(A) arises out of or relates to the employment, service provider or other relationship between Sellers and any such individual, or (B) arises out of or relates to events or conditions occurring on or before the Closing Date;

                           (v)      any Liability of Sellers or their respective
Affiliates, arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants, brokers, finders and other experts;

                           (vi)     any Liability associated with or related to
any Excluded Asset;

                           (vii)    any Liability of Sellers or their respective
Affiliates arising out of or related to any business other than the Business, whether conducted prior to or after the date hereof;

                           (viii)   any accounts payable of Sellers relating to
the Business, regardless of when the related goods, services or other benefit giving rise to such accounts payable have been, or will be, received or performed;

                           (ix)     any Liability of Sellers to any Affiliate of
Sellers incurred prior to the Closing, including any intercompany payables;

                           (x)      any Liability arising from or relating to
(A) environmental conditions, including, without limitation, the presence, Release, threat of Release, Management of or exposure to Hazardous Substances first occurring on or prior to the Closing Date at, on, in or under any property now or previously owned, operated or leased by Sellers, any respective predecessors of Sellers or with respect to the Business (as currently or formerly operated); (B) the off-site transportation, storage, treatment, recycling, disposal or Release of Hazardous Substances Managed or Released by or on behalf of Sellers or any respective predecessors of Sellers or with respect to the Business (as currently or formerly operated); or (C) any violation of any Environmental Law first existing on or prior to the Closing Date; and

                           (xi)     any other Liability of Sellers or their
respective Affiliates whatsoever, including any Liability arising out of or relating to the ownership or operation of the Acquired Assets or the Business on or prior to the Closing Date (including any predecessor operations), including any claims, obligations or litigation arising out of or relating to events or conditions occurring on or before the Closing Date (including the threatened or pending litigation set forth on Schedule 2.19 hereto), regardless of when made or asserted or whether arising by contract, operation of law or under any common law or statutory doctrine, including successor liability.

         1.3.     Consent of Third Parties. On the Closing Date, Sellers shall
(i) assign to Buyers, and Buyers shall assume, the Contracts (other than the Leases) and the Permits and (ii) sublease, license or otherwise make available to Buyers all or a portion of the Leased Facilities pursuant to the Facility Leases related thereto in accordance with Section 4.3. To the extent that the assignment of all or any portion of any such Contract or Permit, or any sublease, license or other arrangement with respect to the Leases, shall require the consent of the other party thereto or any other third Person, this Agreement shall not constitute an agreement to assign any such Contract or Permit or sublease, license or otherwise make available any premises leased under any related Lease if an attempted assignment, sublease, license or other arrangement without any such consent would constitute a breach or violation thereof. In order, however, to provide Buyers the full realization and value of every such Contract and Permit, Sellers agree that on and after the Closing, Sellers will, at the request of Buyers, in the name of any of the Sellers or otherwise as Buyers shall specify, take all reasonable actions (including the appointment of Buyers as attorney-in-fact for Sellers to proceed at Buyers' sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of Buyers or its counsel be necessary or proper (a) to assure that the rights of Sellers under such Contracts and Permits shall be preserved for the benefit of or transferred or issued to Buyers, and (b) to facilitate receipt of the consideration to be received by Sellers in and under every such Contract and Permit, which consideration shall be held for the benefit of, and shall be delivered to, Buyers. Nothing in this Section 1.3 shall in any way diminish (i) Sellers' obligations hereunder to obtain all material consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Sellers to convey or assign good and marketable title free and clear of Liens (other than Permitted Exceptions) to all the Acquired Assets to Buyers or (ii) Buyers' rights under Section 4.3 or 5.1(c).

         1.4. Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at 10:00 A.M., New York time, on the second Business Day after satisfaction (or waiver) of the conditions to closing set forth in Sections 5.1 and 5.2 hereof at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York, or on such other date and at such other time or place as may be mutually agreed upon by the Parties hereto (the "Closing Date").

         1.5. Purchase Price. (a) Subject to adjustment pursuant to the provisions of this Agreement, the aggregate consideration for the purchase of the Acquired Assets shall be (i) $55,000,000 (the "Purchase Price") to be paid by Buyers and (ii) the assumption by Buyers of the Assumed Liabilities. At the Closing, (x) Buyers shall deliver an amount in cash equal to $55,000,000, subject to adjustment as provided in Section 1.5(b)(i), to Sellers by federal or other wire transfer to the account designated by Sellers in writing at least two Business Days prior to the Closing Date and (y) Sellers shall deliver an amount in cash equal to $3,000,000, subject to adjustment as provided in Section 1.5(b)(i), to Parts LLC by federal or other wire transfer to the account designated by Parts LLC in writing at least two Business Days prior to the Closing Date, which sum represents a prepayment for products to be delivered to Wabash by Parts LLC pursuant to the Parts Purchase Agreement (the "Prepayment").

                  (b)      Adjustments to Purchase Price.

                           (i)      As soon as practicable, but in no event less
than five Business Days prior to the Closing Date, Sellers shall prepare and deliver to Buyers a statement of their good faith estimate ("Estimated Closing Statement") of (A) the Closing Inventory (the "Estimated Closing Inventory"),
(B) the Closing Accounts Receivable (the "Estimated Closing Accounts Receivable") and (C) the Closing Prepaid Expenses (the "Estimated Closing Prepaid Expenses") of the Business, as of the Closing Date, determined in accordance with Applicable Accounting Principles and this Agreement, together with (i) a good faith calculation of the Estimated Inventory/Prepaid Expenses Adjustment Amount and the Estimated Accounts Receivable Adjustment Amount, (ii) the financial information used to derive the Estimated Closing Statement and the Estimated Inventory/Prepaid Expenses Adjustment Amount and the Estimated Accounts Receivable Adjustment Amount, and (iii) a certificate signed by an officer of Sellers to the effect that the Estimated Closing Statement and the Estimated Inventory/Prepaid Expenses Adjustment Amount and the Estimated Accounts Receivable Adjustment Amount were derived and determined in good faith in accordance with the Applicable Accounting Principles and this Agreement. "Estimated Inventory/Prepaid Expenses Adjustment Amount" means the dollar amount, if any, by which (1) the sum of the Estimated Closing Inventory and the Estimated Closing Prepaid Expenses differs from (2) the sum of the Minimum Inventory and the Minimum Prepaid Expenses. If the Estimated Inventory/Prepaid Expenses Adjustment Amount is positive (i.e., (1) the sum of the Estimated Closing Inventory and the Estimated Closing Prepaid Expenses exceeds (2) the sum of the Minimum Inventory and the Minimum Prepaid Expenses), then each of the Purchase Price and the amount of the Prepayment shall be increased on the Closing Date, on a dollar for dollar basis, by the Estimated Inventory/Prepaid Expenses Adjustment Amount. If the Estimated Inventory/Prepaid Expenses Adjustment Amount is negative (i.e., (1) the sum of the Estimated Closing Inventory and the Estimated Closing Prepaid Expenses is less than (2) the sum of the Minimum Inventory and the Minimum Prepaid Expenses), then each of the Purchase Price and the amount of the Prepayment shall be reduced on the Closing Date, on a dollar for dollar basis, by the absolute value of the Estimated Inventory/Prepaid Expenses Adjustment Amount; provided that if, after giving effect to such reduction, the Prepayment would be a negative number, then the Prepayment shall be deemed to equal zero and the Purchase Price shall be decreased dollar for dollar by the absolute value of the Estimated Inventory/Prepaid Expenses Adjustment Amount.

                           For purposes of this Agreement, "Estimated Accounts
Receivable Adjustment Amount" means the dollar amount, if any, by which the Estimated Closing Accounts Receivable differs from the Minimum Accounts Receivables. If the Estimated Accounts Receivable Adjustment Amount is positive (i.e., the Estimated Closing Accounts Receivable exceeds the Minimum Accounts Receivables), then the amount of the Retained Receivables shall be increased on a dollar for dollar basis by the Estimated Accounts Receivable Adjustment Amount; provided, however, the additional Accounts Receivable to be included in the Retained Receivables shall be identified by Buyers, in consultation with Sellers. If the Estimated Accounts Receivable Adjustment Amount is negative (i.e., the Estimated Closing Accounts Receivable is less than the Minimum Accounts Receivables), then each of the Purchase Price and the Prepayment shall be reduced on the Closing Date, on a dollar for dollar basis, by the absolute value of the Estimated Accounts Receivable Adjustment Amount; provided that, if after giving effect to such reduction, the Prepayment would be a negative number, then the Prepayment shall be deemed to equal zero and the Purchase Price shall be decreased dollar for dollar by the absolute value of the Estimated Accounts Receivable Adjustment Amount.

                           For purposes of this Agreement, (x) "Minimum
Inventory" means $8,774,000 (which number is net of an aggregate amount of reserves for obsolete or substandard quality inventory of not less than $53,000); (y) "Minimum Accounts Receivable" means $7,616,000 (which number is net of a recorded allowance for collection losses of not less than $1,348,000 and net of the amount of the Retained Receivables of $3,000,000); and (z) "Minimum Prepaid Expenses" means $86,107.

                           (ii)     Within 60 days after the Closing Date,
Buyers shall prepare and deliver to Sellers a statement (the "Closing Statement") of (A) the Closing Inventory, (B) the Closing Accounts Receivable and (C) the Closing Prepaid Expenses of the Business, as of the Closing Date, in each case determined in accordance with the Applicable Accounting Principles and this Agreement, together with a calculation of the Adjustment Amount. For purposes hereof, (A) the "Closing Inventory" with respect to the Business means the amount of all Inventory constituting Acquired Assets as of the Closing Date; provided that all Inventory included in the Closing Statement shall be written down as of the Closing Date in accordance with Sellers' historical write down procedures (including with respect to obsolescence and substandard quality) and, in any case, shall be written down by a minimum of $53,000, (B) the "Closing Accounts Receivable" with respect to the Business means the amount of all Accounts Receivable constituting Acquired Assets as of the Closing Date; provided that the aggregate amount of Accounts Receivable included in the Closing Statement shall be net of a discount that reflects Sellers' historical discount experience relating to prepayment or early payment of accounts receivable for the year ended December 31, 2002, in addition to any other reserves or charges, including collection losses, relating to such Accounts Receivable, and, in any case, shall be net of a minimum of $1,348,000, (C) the "Closing Prepaid Expenses" with respect to the Business means the amount of all Prepaid Expenses constituting Acquired Assets as of the Closing Date, (D) "Applicable Accounting Principles" means GAAP (prepared on a "going concern" basis), and (E) "Adjustment Amount" means the dollar amount, if any, by which
(1) the sum of the Estimated Closing Inventory, Estimated Closing Accounts Receivable and Estimated Closing Prepaid Expenses differs from (2) the sum of the Closing Inventory, the Closing Accounts Receivable and Closing Prepaid Expenses.

                           (iii)    (1) Subject to this Section 1.5(b)(iii), the
Closing Statement and Adjustment Amount calculation shall be deemed to be and shall be final, binding and conclusive on the Parties hereto. Sellers may dispute any amounts reflected on the Closing Statement or the Adjustment Amount calculation, but only on the basis that such amounts were not presented in accordance with the Applicable Accounting Principles or that the calculation of the Adjustment Amount contained mathematical errors; provided, however, that Sellers shall notify Buyers in writing of each disputed amount, and specify the amount thereof in dispute, within 15 days of Sellers' receipt of the Closing Statement and the Adjustment Amount (such 15 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement or the Adjustment Amount, Buyers and Sellers shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties.

                                    (2)      If Sellers and Buyers are unable to
reach a resolution to such effect within 30 days of receipt of Sellers' written notice of dispute to Buyers, Sellers and Buyers shall submit the amounts remaining in dispute for resolution to an independent accounting firm of nationally recognized standing that has not rendered services to either of the Buyers or any of the Sellers, or any Affiliate of either of the Buyers or any of the Sellers, within 12 months prior to the Closing Date mutually appointed by Sellers and Buyers (such independent accounting firm being herein referred to as the "Independent Accounting Firm"), which shall, within 15 days after such submission, determine and report to the Parties upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the Parties hereto with respect to the amounts disputed. The fees and disbursements of the Independent Accounting Firm shall be allocated between Buyers and Sellers so that Sellers' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Sellers to the Independent Accounting Firm that is unsuccessfully disputed by Sellers (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Sellers to the Independent Accounting Firm.

                           (iv)     If the Adjustment Amount is positive (i.e.,
(1) the sum of the Estimated Closing Inventory, the Estimated Closing Accounts Receivable and Estimated Closing Prepaid Expenses exceeds (2) the sum of the Closing Inventory, the Closing Accounts Receivable and Closing Prepaid Expenses), then the Purchase Price shall be reduced, on a dollar for dollar basis, by such Adjustment Amount, to be paid by Sellers to Buyers in cash by wire transfer of immediately available funds within ten Business Days after the date on which the Adjustment Amount shall have been finally determined in accordance with this Section 1.5(b). If the Adjustment Amount is negative (i.e., (1) the sum of the Estimated Closing Inventory, the Estimated Closing Accounts Receivable and the Estimated Closing Prepaid Expenses is less than (2) the sum of the Closing Inventory, the Closing Accounts Receivable and the Closing Prepaid Expenses), then the Purchase Price shall be increased, on a dollar for dollar basis, by the absolute value of such Adjustment Amount, to be paid by Buyers to Sellers in cash by wire transfer of immediately available funds within ten Business Days after the date on which the Adjustment Amount shall have been finally determined in accordance with this Section 1.5(b).

                           (v)      (1) During the period commencing on the
Closing Date and ending 90 days after the Closing Date (the "Verification Period"), Buyers shall use commercially reasonable efforts to verify the existence of the trailers listed on Schedule 1.1(b)(i)-A. For purposes of this Agreement, trailers listed on Schedule 1.1(b)(i)-A whose existence is not confirmed by Buyers within the Verification Period after Buyers have used commercially reasonable efforts to do so in accordance with this Section 1.5(b)(v) and which are identified with reasonable specificity on the Missing Equipment Report are referred to herein as "Missing Equipment".

                                    (2)      As soon as practicable following
the end of the Verification Period (but in no event later than 15 days following the end of the Verification Period), Buyers shall in good faith deliver a report (the "Missing Equipment Report") to Sellers scheduling in reasonable detail the Missing Equipment and the respective aggregate values thereof. For purposes of this Agreement, the term "Missing Equipment Amount" means a dollar amount equal to the sum of the book values as of the Balance Sheet Date with respect to such Missing Equipment.

                                    (3)      Each of Sellers and Buyers shall
cooperate and comply with all reasonable requests of any other Party in connection with the preparation and review of the Missing Equipment Report. Without limiting the foregoing, (1) each of Sellers and Buyers shall have full access during normal business hours to all relevant books and records reasonably requested by either of them in connection with the preparation and review of the Missing Equipment Report (including, without limitation, books and records regarding the receipt of rent or lease payments and inspection reports of third Parties) and (2) each Party shall make available to the other Parties and their representatives such personnel as such other Parties may reasonably request in connection with the preparation and review of the Missing Equipment Report.

                                    (4)      Sellers shall have the opportunity
during the 60-day period following its receipt of the Missing Equipment Report from Buyers (the "Missing Equipment Review Period") to (1) establish the existence of any alleged Missing Equipment through any commercially reasonable methodology consistent with current industry practice or (2) notify Buyers in writing of Sellers' election to dispute the designation of any equipment as Missing Equipment and the corresponding disputed Missing Equipment Amount (the "Missing Equipment Disputed Amount"). The failure of Sellers to notify Buyers in writing within the Missing Equipment Review Period of Sellers' election to dispute Buyers' designation of equipment as Missing Equipment shall be deemed Sellers' acknowledgment that such equipment is Missing Equipment. Any alleged Missing Equipment that is established to exist by any commercially reasonable methodology consistent with current industry practice during the Missing Equipment Review Period shall cease to be Missing Equipment, and the Missing Equipment Report shall be updated accordingly. If Sellers shall notify Buyers of a Missing Equipment Disputed Amount during the Missing Equipment Review Period, the Parties shall, during the 30 days following delivery of the notice that sets forth the Missing Equipment Disputed Amount (the date of delivery of such notice, the "Unresolved Dispute Notice Date"), negotiate in good faith and use reasonable efforts to reach agreement on the disputed items. If, during such period, the Parties are unable to reach such agreement, then they shall promptly pursue binding arbitration by an independent arbitrator (who shall not have (i) any material relationship with Buyers or Sellers or (ii) rendered or performed arbitration, mediation or similar services for or in connection with any matter involving Buyers or any of the Sellers, or any Affiliate of Buyers or any of the Sellers, within five years prior to the Closing Date)) reasonably satisfactory to Buyers and Sellers and shall deliver to Buyers and Sellers, as promptly as practicable a report setting forth the resolution of the Missing Equipment Disputed Amount. In the event Buyers and Sellers are unable to select an arbitrator who is mutually satisfactory within 15 days of the Unresolved Dispute Notice Date, then the American Arbitration Association ("AAA") shall select an arbitrator as promptly as practicable following the Unresolved Dispute Notice Date. Any such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA in effect on the date such arbitration is commenced and all arbitration proceedings shall be conducted in New York City, New York in English. Any such arbitration shall be final, conclusive and binding upon the Parties hereto. The cost of such arbitration shall be borne equally by Buyers and Sellers unless the arbitrator shall decide entirely in favor of one or more Party, in which case the cost of such arbitration shall be borne by the non-prevailing Party or Parties.

                                    (5)      Within seven days of the resolution
of all disputes relating to the Missing Equipment Report pursuant to this
Section 1.5(b)(v), (1) if the Missing Equipment Amount as reflected on the Missing Equipment Report is greater than zero, then the Purchase Price shall be decreased dollar for dollar by Missing Equipment Amount or (2) if the Missing Equipment Amount as reflected on the Missing Equipment Report equals zero, then the Purchase Price shall not be adjusted pursuant to this Section 1.5(b)(v)(E). Any payment due under this Section 1.5(b)(v)(E) shall be made within ten days after the date the Missing Equipment Report becomes final and binding on the Parties hereto, together with interest accruing from the Closing Date through the date of such payment, at an annual rate equal to the Prime Rate, by wire transfer of immediately available funds to such account or accounts as Buyers shall designate.

                                    (6)      If any trailer that is conclusively
determined to be Missing Equipment is later found or discovered by any Party within one year following the Closing (the "Discovered Equipment"), (1) Buyers shall be entitled to maintain full title and all rights to any and all such Discovered Equipment, and (2) Sellers shall be entitled to receive a payment from Buyers in the amount of the book value as of the Balance Sheet Date with respect to such Discovered Equipment.

         1.6. Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                  (a)      Deliveries to Buyers. Sellers will deliver to Buyers:

                           (i)      Bill of Sale and Assignment Agreements for
the Acquired Assets relating to each of the Leasing Business and the Aftermarket Business in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively (together, the "Bills of Sale"), and Assumption Agreements relating to each of the Leasing Business and the Aftermarket Business in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively (together, the "Assignment and Assumption Agreements"), each duly executed by Sellers;

                           (ii)     title certificates to any trailers and motor
vehicles included in the Acquired Assets, duly executed by Sellers (together with any other transfer forms necessary to transfer title to such trailers and vehicles);

                           (iii)    a transition services agreement, in the form
of Exhibit F hereto (the "Transition Services Agreement"), duly executed by Wabash;

                           (iv)     a duly endorsed power of attorney from
Sellers as contemplated by Section 6.4 hereof;

                           (v)      the certificates, opinions and other
documents required to be delivered by Sellers pursuant to Section 5.1 hereof and certified resolutions evidencing the authority of Sellers as set forth in
Section 2.2 hereof, and all other agreements, records and other documents required by this Agreement;

                           (vi)     a receipt duly executed by Sellers
acknowledging payment of the Purchase Price;

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

                           (vii)    a parts purchase agreement, in the form of
Exhibit C-1 hereto (the "Parts Purchase Agreement"), duly executed by Wabash, and a parts distribution and license agreement, in the form of Exhibit C-2 hereto (the "Parts Distribution and License Agreement"), duly executed by Wabash and IP-Seller;

                           (viii)   a trailer maintenance and purchase
agreement, in the Form of Exhibit D hereto (the "Trailer Maintenance and Purchase Agreement"), duly executed by Wabash;

                           (ix)     such executed landlord estoppels, Leased
Facilities Consents and the leases or subleases with Sellers with respect to the Facilities substantially in the form of Exhibit E hereto (each a "Facility Lease", and collectively, the "Facility Leases") as contemplated in Section 4.3 hereof and as are necessary for Buyers to conduct the Business substantially in the manner conducted immediately prior to the Closing Date and satisfactory in all respects to Buyers; and

                           (x)      all such other instruments of conveyance as
shall, in the reasonable opinion of Buyers and their counsel, be necessary to vest in Buyers good and valid title to the Acquired Assets in accordance with
Section 1.1 hereof, free and clear of all Liens (other than Permitted Exceptions), including time-stamped instruments and releases, in form and substance satisfactory to Buyers, evidencing release and removal of all Liens on the Acquired Assets other than Permitted Exceptions.

                  (b)      Deliveries to Sellers. Buyers will deliver to
Sellers:

                           (i)      each of the Bills of Sale, the Assumption
Agreements, the Parts Purchase Agreement, the Parts Distribution and License Agreement, the Trailer Maintenance and Purchase Agreement and the Transition Services Agreement, each duly executed by Aurora and Buyers to the extent party thereto;

                           (ii)     a signed receipt acknowledging payment of
the Prepayment;

                           (iii)    fully-executed copies of each of the
Facilities Leases, as contemplated by Section 4.3; and

                           (iv)     the certificates and other documents
required to be delivered by Buyers pursuant to Section 5.2 hereof and certified resolutions evidencing the authority of Buyers as set forth in Section 3.2 hereof, and all other agreements, records and other documents required by this Agreement.

                  (c) Wire Transfers. At Closing, Sellers and Buyers shall make wire transfers to the respective accounts designated for such purpose pursuant to Section 1.5(a) as follows:

                           (i)      first, Sellers shall remit in immediately
available funds an amount equal to the sum of (A) the amount of $215,000, representing all deposits and prepayments made by customers of the Business other than any deposits or prepayments relating solely to the Excluded Assets, and (B) the Prepayment; and

                           (ii)     second, upon receipt of the amount referred
to in clause (i)(B) above in Buyers' account designated therefor, Buyers shall remit in immediately available funds an amount equal to the Purchase Price.

                  (d) Transaction Documents. The agreements, instruments and documents referenced in this Section 1.6, together with such other agreements and instruments required to be delivered pursuant to this Agreement, are referred to herein collectively as the "Transaction Documents." The Transaction Documents to be executed and delivered by Sellers hereunder are referred to herein collectively as "Sellers Transaction Documents." The Transaction Documents to be executed and delivered by Buyers hereunder are referred to herein collectively as "Buyers Transaction Documents."

         1.7. Allocation of Consideration. No later than 90 days after the date of the final determination of the Purchase Price pursuant to Section 1.5(b), Buyers shall deliver to Wabash a proposed allocation of the Purchase Price (and all other items properly included in "consideration," as described in Treasury Regulation section 1.1060-1(c)(1)), in a manner consistent with Section 1060 of the Code and the rules and regulations thereunder. Within 45 days after receipt of such proposed allocation, Sellers shall give Buyers notice of any objections that Sellers have to such allocation. If Sellers give Buyers notice of any objections to the proposed allocation, the Parties shall meet to endeavor to agree upon an allocation. If Buyers and Sellers cannot agree on such an allocation, then the allocation shall be referred to the Independent Accounting Firm, which shall be directed to resolve the allocation within thirty (30) days thereafter, and whose decision shall be final, binding and conclusive on the Parties. Buyers, on the one hand, and Sellers, on the other hand, shall each be responsible for one-half of the fees and expenses of such accounting firm in connection with such determination. If Sellers do not object to Buyers' allocation, if the Parties agree on the allocation or if the Independent Accounting Firm decides an allocation (in any such case, an "Allocation"), then Buyers and Sellers shall use such Allocation (as adjusted in accordance with this Section) in filing all required forms under Section 1060 of the Code (or any comparable forms under state or foreign law), and all other Tax returns, and Buyers and Sellers further agree that they shall not take any position inconsistent with such Allocation upon any examination of any such Tax return, in any refund claim or in any tax litigation. Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each Party shall deliver to the other Parties a copy of its Form 8594. The Allocation shall be adjusted as necessary to reflect any further adjustments to the Purchase Price made after the Closing Date.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers, jointly and severally, and Wabash, with respect to Sections 2.1, 2.2 and 2.3, represent and warrant to Buyers as follows:

         2.1.     Organization; Qualification; No Interest in Other Entities.
(a) Each of the Sellers and Wabash is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or partnership power and authority, as applicable, to own, lease and operate the Acquired Assets and the Business as and where currently being conducted. Each Seller is qualified to do business and is in good standing in the locations set forth in Schedule 2.1, which are the only jurisdictions in which the nature of the business conducted by it or the ownership or use of the assets and properties constituting its business make such qualification necessary, except for such jurisdictions the failure to qualify in which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) No shares of any corporation, interests in any partnership or any ownership or other investment or equity interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

         2.2. Authorization and Enforceability. Each of Wabash and Sellers have full corporate or partnership power and authority, as applicable, to make, execute, deliver and perform this Agreement and the Sellers Transaction Documents, and the execution, delivery and performance of this Agreement and the Sellers Transaction Documents by each of Wabash and Sellers have been duly authorized by all necessary corporate or partnership action, as applicable, on the part of each of Wabash and Sellers including, if necessary, shareholder or partner approval. This Agreement has been, and as of the Closing Date the Sellers Transaction Documents will be, duly executed and delivered by each of Wabash and Sellers. This Agreement is a legal, valid and binding obligation of each of Wabash and Sellers, enforceable in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and by general equitable principles. As of the Closing Date, the Sellers Transaction Documents will be the legal, valid and binding obligations of each of Wabash and Sellers, enforceable in accordance with their respective terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

         2.3. No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Sellers Transaction Documents by Wabash and the Sellers do not, and the consummation of the transactions contemplated by this Agreement and the Sellers Transaction Documents by Wabash and Sellers, will not, subject to obtaining the consents set forth on Schedule 2.9, (a) contravene any provision of the Certificate of Incorporation or Certificate of Formation, Bylaws or Partnership Agreement or other organizational or charter documents of Wabash or Sellers, as applicable, or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, or other agreement or commitment, oral or written, to which Wabash or any of Sellers is a party, or by which Wabash or any of Sellers may have rights or by which the Business or any of the Acquired Assets may be bound or affected, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any constitution, law, ordinance, rule or regulation, including any bulk sales laws applicable to Wabash or Sellers, the Business or the Acquired Assets, except, in the case of the foregoing clause (b)(i), for such violations, conflicts, breaches, defaults, default events, terminations, modifications, accelerations, cancellations or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         2.4. Financial Statements; Projections. (a) The books of account and related records of Sellers for the Business have been maintained in accordance with applicable Laws, are complete and correct in all material respects, fairly and accurately reflect in reasonable detail all income, expenses, assets and Liabilities of, and transactions relating to, the Business and provided a fair and accurate basis for the preparation of the Financial Statements (defined below). Schedule 2.4(a) contains the following financial statements: the year end balance sheets and related statements of income for the Aftermarket Parts Business as of and for the annual period ended December 31, 2000, the year end balance sheets and related statements of income for the Business as of and for the annual periods ended December 31, 2001 and 2002, including the year end balance sheets (the "December Balance Sheet") of the Business as of December 31, 2002 (the "Balance Sheet Date"), and balance sheet and related statements of income of the Business for the five (5) month period ended May 31, 2003. The foregoing financial statements, together with the Monthly Financial Statements, are referred to herein as the "Financial Statements". Except as set forth on Schedule 2.4(a), the Financial Statements
(i) are correct and complete and in accordance with and based on the books and records of Sellers and (ii) reflect accurately all assets, liabilities, results of operations, costs and expenses of the Business as if the Business were independent and not affiliated with any other Person. Sellers have no Knowledge that the Financial Statements do not fairly present in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), the results of operations, financial position, assets, liabilities, revenues and expenses of the Business as at their respective dates or for the periods covered thereby.

                  (b) Schedule 2.4(b) contains projections relating to the financial prospects of the Business delivered by Sellers to Buyers in connection with the transaction contemplated by this Agreement. Sellers hereby, jointly and severally, represent and warrant to Buyers that (i) such projections, including the express assumptions on which such projections were based, were (A) prepared in good faith and (B) reasonably believed by the Sellers to be achievable at the time that such projections were prepared, and (ii) as of the date of this Agreement, the Sellers have no Knowledge of any facts, circumstances or conditions which could reasonably be expected to render such projections unachievable; provided that Buyers, jointly and severally, acknowledge and agree that Sellers make no other representations and warranties in connection with such projections, whether express or implied, and hereby specifically disclaim any other representations and warranties in connection with such projections, whether express or implied.

         2.5. No Changes. Since December 31, 2002, Sellers have conducted the Business in the ordinary course of business consistent with past practice. Without limiting the foregoing, since December 31, 2002, except as disclosed in
Schedule 2.5 hereto, there has not been:

                  (a) any change in the business, assets, Liabilities, condition (financial or otherwise), results of operations or prospects of the Business (other than changes in the ordinary course of business consistent with past practice, none of which changes, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect);

                  (b) any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Employee (other than normal merit increases made in the ordinary course of business and consistent with past practice), or change or addition to, or modification of, other benefits (including any Benefit Plans) to which any of the Employees may be entitled, or any payments to any Benefit Plan except payments in the ordinary course of business and consistent with past practice, or any other payment of any kind to or on behalf of any Employee other than payment of base compensation and reimbursement for reasonable expenses in the ordinary course of business consistent with past practice;

                  (c) any incurrence, assumption or guaranty of any Liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business consistent with past practice which has not had or could not reasonably be expected to have a Material Adverse Effect;

                  (d) any discharge or satisfaction of any Liens against or in favor of the Business;

                  (e) any change or, to Sellers' Knowledge, any threat of any change in any of their relations with, or any loss or, to Sellers' Knowledge, threat of loss of any of the suppliers, clients, customers or Employees of the Business which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (f) any disposition of or failure to keep in effect any rights in, to or for the use of any material Permit of the Business;

                  (g) any material modification, amendment or termination of any, or the entering into of any new, material contract, agreement, lease, plan or commitment to which any of Sellers are party or by which it is bound or any cancellation or material modification or waiver of any material debts or claims held by Sellers (including any such debts or claims of any Affiliate of Sellers) or any material waiver of any other rights of Sellers, in each case in respect of a Contract or other Acquired Asset, or otherwise related to the Business;

                  (h) any damage, destruction or loss by casualty affecting the Business in excess of $50,000, whether or not covered by insurance;

                  (i) any change by Sellers in their accounting policies, practices, methodologies, estimates, or valuations or in its method of keeping its books of account;

                  (j) any disposition of or failure to keep in effect any rights in, to or for the use of any of the Intellectual Property;

                  (k) any sale, exchange, transfer or other disposition of any assets, properties or rights of the Business, including the Acquired Assets, except sales of inventory and obsolete or unnecessary equipment (other than trailers) in the ordinary course of business consistent with past practice;

                  (l) any dividend or other disposition of cash of the Business, including cash comprising part of the Acquired Assets, except in the ordinary course of business consistent with past practice;

                  (m) any commitments or agreements for capital expenditures or capital additions or betterments relating to the Business not reflected on the December Balance Sheet and exceeding in the aggregate $25,000, except such as may be involved in the ordinary repair, maintenance or replacement of its assets not exceeding in the aggregate $75,000;

                  (n) any mortgage, pledge or subjection to Liens of any kind (other than Permitted Exceptions) of any assets, tangible or intangible, of the Business;

                  (o) any material transaction, agreement or event outside the ordinary course of the conduct of the Business, including any agreement by Sellers or any Affiliates of Sellers to compensate any Employee in any manner upon or with respect to the consummation of the transactions contemplated at Closing;

                  (p) any change or modification to the Business's credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due), acceleration of payment of payables or other Liabilities or failure to pay or delay in payment of payables or other Liabilities;

                  (q) any license or sublicense of any rights under or with respect to any of the Intellectual Property used or held for use by Sellers in the conduct of the Business;

                  (r) any amendment to any books or records of the Business;

                  (s) any material Tax election (or revocation of a Tax election), except in a manner consistent with past practice, any change in any method of accounting for Tax purposes, or any settlement or compromise of any material Tax Liability with any Tax Authority or agreement to an extension of a statute of limitations; or

                  (t)      any agreement to take any action described in this
Section 2.5.

         2.6. Contracts. Schedule 2.6 hereto contains a list of the following contracts and other agreements relating to the Business or by which it or any of the Acquired Assets are bound or affected (and irrespective of whether Sellers or any Affiliates of Sellers are party thereto):

                  (a) any agreement whereby any Seller leases or rents to a customer one or more trailers (including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof and any modification, amendment, supplement or letter agreement thereof or thereto) (a "Trailer Lease");

                  (b) any other agreement (or group of related agreements) for the lease of (i) personal property to or from any Person providing for lease payments in excess of $50,000 per annum or (ii) real property to or from any Person;

                  (c) any agreement (or group of related agreements) for the purchase or sale of trailer parts, raw materials, commodities, supplies, inventory, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or which involves consideration in excess of $50,000;

                  (d) any agreement concerning a partnership, limited liability company, joint venture or similar arrangement, other than any Organizational Materials;

                  (e) any agreement (or group of related agreements) under which the Business has created, incurred, assumed, secured or guaranteed any material indebtedness for borrowed money, or any capitalized lease obligation under which any of the assets or properties of the Business (tangible or intangible) have been subjected to a Lien;

                  (f) any agreement concerning confidentiality or noncompetition that relates to the Business or any Acquired Assets;

                  (g) any profit sharing, deferred compensation, severance, termination, retention or other similar plan, agreement or arrangement for the benefit of any Employee or Former Employee, other than the Benefit Plans;

                  (h) any agreement for the employment of any individual in the Business on a full-time, part-time, consulting, or other similar basis;

                  (i) any agreement otherwise material to the Business, or under which the consequences of a default or termination would have a Material Adverse Effect or a material adverse effect on the value to Buyers, or on the possession, use, occupancy or operation, of the Business or the Acquired Assets;

                  (j) any agreement concerning Intellectual Property relating to the Business, except for those Excluded Assets identified on
Schedule 1.1(c)(xii);

                  (k) any distribution, dealer, representative or sales agency agreement relating to the Business;

                  (l) any agreement which provides for quantity price discounts, rebates or other allowances for customers based upon purchases of goods from the Business;

                  (m) any labor agreement (including any material side agreements thereto) with any union or recognized collective bargaining agent relating to the Business;

                  (n) any agreement, contract or commitment for any capital expenditure or leasehold improvement in excess of $25,000 individually or $75,000 in the aggregate;

                  (o) any agreement, contract or commitment under which Sellers have advanced or loaned funds to any Person, including any of the Employees, Sellers or any Affiliates of Sellers (other than contracts solely relating to expenses advanced to Employees in the ordinary course of business);

                  (p) any agreement, contract or commitment which relate to inventions by Employees (other than standard nondisclosure forms signed by Employees generally, copies of which have been provided to Buyers);

                  (q) any agreement, contract or commitment relating to Tax or with any Authority;

                  (r) any agreement, contract or commitment between or among any Seller, on the one hand, and any other Seller, any Affiliate of Sellers or any director, officer or Employee thereof, on the other hand;

                  (s) any agreement, contract or commitment by Sellers for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

                  (t) any other agreement (or group of related agreements) which has a term of one year or more or exceeding $50,000 in value, or entered into outside of the ordinary course of business.

Sellers have delivered or made available to Buyers a correct and complete copy of each written agreement listed in Schedule 2.6 and a written summary setting forth the material terms and conditions of each oral agreement referred to therein. Except as set forth in Schedule 2.6, Sellers have not sold, assigned or otherwise granted to any party (including any lessee under a Trailer Lease or other vehicle or equipment lease) any present or future right or option to acquire any ownership interest in any trailer, vehicle or equipment under a Trailer Lease or other vehicle or equipment lease or to retain any such trailer, vehicle or equipment without paying a reasonable rental therefore after the expiration of the term of such lease. To the Knowledge of Sellers, there are no oral Contracts, or oral modifications to any Contracts, that would otherwise be required to be listed on Schedule 2.6. With respect to each Contract (whether or not disclosed, or required to be disclosed, in Schedule 2.6): (i) the agreement is a legal, valid and binding obligation of (A) each Seller, enforceable against each such Seller and, to Sellers' Knowledge, (B) the other Parties thereto, enforceable against such Parties (except in each case to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors rights generally and by general equitable principles) and in each case in full force and effect; (ii) neither Sellers, nor to Sellers' Knowledge, any other party thereto, is in breach or default, and no event has occurred (or is likely to occur) which with notice or lapse of time (or both) would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iii) no party has repudiated or, to Sellers' Knowledge, threatened to repudiate any provision of the agreement; (iv) except as otherwise noted in Schedule 2.6, each Seller is, and to Sellers' Knowledge, all other Parties thereto are, in compliance with the provisions thereof in all material respects; and (v) consummation of the transactions contemplated hereby, with or without the giving of notice or the lapse of time or both, will not give rise to a right of modification, termination, or amendment, or a loss of a benefit thereunder.

         2.7.     Permits and Compliance With Laws Generally.

                  (a) Sellers possess and are in compliance with all Permits required to operate the Business and to use and own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, except where any noncompliance could not reasonably be expected to have a Material Adverse Effect. Sellers conduct and have conducted the Business in material compliance with all applicable Laws and Orders (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA") and the Americans with Disabilities Act). All such Permits (other than Environmental Permits, which are dealt with in Section 2.8) are listed on Schedule 1.1(b)(vii) hereto. All Permits of Sellers relating to the operation of the Business and the use and ownership, leasing or otherwise holding of the Acquired Assets are in full force and effect, and there are no proceedings pending or, to Sellers' Knowledge, threatened that seek the revocation, cancellation, suspension or any adverse material modification of any such Permits presently possessed by Sellers. On the Closing Date, the Permits in full force and effect which are transferable and which will be transferred to Buyers will constitute all of the Permits required under applicable law for Buyers' possession, ownership and use of the Acquired Assets and operation of the Business, except for such Permits the lack of which could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed on Schedule 2.7, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened, by any Authority or other Person with respect to any alleged (i) violation in any material respect by Sellers or any Affiliate of Sellers relating to the Business of any Law or Order; or (ii) failure in any material respect by Sellers or any Affiliate of Sellers to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business. Except as may be otherwise disclosed on Schedule 2.7, Sellers have no Knowledge of any claims or violations of any such law, regulation, ordinance, order, covenant, condition, restriction or easement. Except as may be otherwise disclosed on Schedule 2.7, there is no proceeding pending or, to Sellers' Knowledge, threatened which is reasonably likely to materially and adversely affect, as to any material portion of the Facilities or the other Acquired Assets, the zoning classification in effect or Sellers' right to own, operate and occupy the Facilities and use and possess the other Acquired Assets in the manner in which they currently own, operate and occupy the Facilities and uses and possesses the other Acquired Assets, and no zoning, building or similar Law or Order is, or on the Closing Date will be, violated in any material respect.

         2.8. Environmental Matters. (a) (i) Sellers hold and are in compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") required under all Environmental Laws in connection with the Business (which shall include for purposes of this Section 2.8 any predecessor operations), and all of such Environmental Permits are in full force and effect. All such Environmental Permits are listed on Schedule 1.1(b)(vii), and any that are not transferable are so designated. Sellers have complied with, and are not in violation of, the applicable environmental statutes, laws, rules, regulations, ordinances, notices and orders of any Authority including those relating to Hazardous Substances ("Environmental Laws") in connection with the Business.

                           (ii)     Sellers have made timely application for
renewals of all such Environmental Permits as are to expire, such that all Environmental Permits will remain in full force and effect and no Environmental Permit will be permitted to lapse prior to Closing or, as a result of the failure to take some action prior to Closing, after Closing.

                  (b)      In connection with the Business:

                           (i)      No notice, citation, summons or Order has
been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened by any Authority or other entity: (A) with respect to any alleged violation of any Environmental Law; or (B) with respect to any alleged failure to have any required Environmental Permit; or (C) with respect to any use, possession, generation, treatment, storage, recycling, transportation or disposal (collectively "Management") of any hazardous or toxic or polluting substance or waste, contaminant or pollutant, including petroleum products, PCBs, asbestos containing materials and radioactive materials ("Hazardous Substances").

                           (ii)     Sellers have not received any request for
information, notice of claim, demand or notification that they are or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release (as defined below) of any Hazardous Substance.

                           (iii)    Except as set forth on Schedule 2.8(b)(iii),
no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are or have been present at any property now or when owned, operated or leased by Sellers, nor are there any underground storage tanks, active or abandoned, at any property now or when owned, operated or leased by Sellers. Any underground storage tanks that have been removed or closed at any property now or when owned, operated or leased by Sellers have been removed or closed in compliance with all applicable Environmental Laws and do not require any additional investigation, remediation or other response actions.

                           (iv)     No Hazardous Substance Managed by Sellers
has come to be located at any site which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability of Act of 1980, as amended, ("CERCLA"), on the Comprehensive Environmental Response Compensation Liability Information System list, as established under CERCLA ("CERCLIS"), or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Sellers or Buyers for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (v)      No Hazardous Substance has been released,
spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Release" or "Released") by Sellers or by any other person at, on, or under any property currently or formerly owned, operated or leased by Sellers, and no such property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                           (vi)     No facts or circumstances exist related to
environmental matters concerning their properties or businesses that could lead to any future material environmental claims, Liabilities or responsibilities against Sellers or Buyers.

                           (vii)    Sellers have provided to Buyers all
environmental inspections (other than routine inspections), investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property, facility, or business now or previously owned, operated, or leased by Sellers, which are in the possession or control of Sellers or the Business.

         2.9. Consents. Except as specified in Schedule 2.9, no consent, approval or authorization of, or registration or filing with, any Authority or other Person is required in connection with the execution, delivery and performance of this Agreement or the Sellers Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by Sellers and their respective Affiliates, including in connection with the assignment of the Contracts and Permits (including Environmental Permits), and the entering into the subleases, licenses or other arrangements with respect to the Facilities, contemplated in Section 4.3.

         2.10.    Title; All Assets.

                  (a) Sellers have and will convey to Buyers at Closing indefeasible, good and valid title to all of the Acquired Assets, subject only to the Permitted Exceptions.

                  (b) At the Closing, other than Liens created by Buyers in connection with the consummation of the transactions contemplated herein, none of the Acquired Assets will be subject to any Lien, except (i) minor imperfections of title, none of which, individually or in the aggregate, impairs the use of or materially detracts from the value of the affected asset or impairs any operations of the Business or the ability of Buyers to obtain direct or indirect financing for the Acquired Assets, and all of which are disclosed on
Schedule 2.10 hereto, and (ii) with respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto (collectively, the "Permitted Exceptions"), it being understood that Permitted Exceptions shall not include, in any event, Liens in respect of Retained Liabilities. Except as set forth in Schedule 2.10 hereto, no obligor under any Contract listed on Schedule 2.6 is a governmental entity or any department, agency, authority or political subdivision thereof.

                  (c) The Acquired Assets constitute all of the assets, rights, properties and contracts used in the operation of, and necessary to operate, the Business in all material respects as presently conducted and to be conducted after the Closing in the ordinary course consistent with past practice. The Excluded Assets referred to in Section 1.1(b)(viii)(C), Section 1.1(c)(ii)(D) and Section 1.1(c)(ii)(E) are not material or necessary, individually, or in the aggregate, to permit Buyers to conduct the Business as presently conducted and proposed to be conducted by the Buyers.

         2.11.    Real Estate.

                  (a) Schedule 2.11 hereto contains (i) a correct list and summary description of all real properties owned or leased, subleased, licensed or otherwise occupied by Sellers in the conduct of the Business (the "Facilities") and (ii) identifies with specificity all leases, subleases, licenses and other occupancy arrangements relating to the Facilities. All properties owned by

Sellers shall hereinafter be referred to as the "Owned Facilities" and all properties leased, subleased, licensed or otherwise occupied by Sellers (other than the Owned Facilities) shall hereinafter be referred to as the "Leased Facilities".

                  (b) With respect to each Owned Facility of a particular Seller, (i) such Seller has good valid and indefeasible fee simple title to each such facility, except where the failure to have such title would not, individually or in the aggregate, materially detract from the value of the affected facility, impair the intended use, including Buyers' intended use, of the affected facility, or impair the operations of Sellers or the operations of the Business as presently conducted and contemplated to be conducted at such facility, (ii) such Seller has full power and authority to grant Buyers a leasehold or other similar interest as required hereunder in each such facility,
(iii) other than the Permitted Exceptions, no Owned Facility is subject to any Liens and (iv) no improvements erected on any Owned Facility encroaches on any adjoining property or street.

                  (c) With respect to each Leased Facility of a particular Seller, (i) such Seller has good, valid and indefeasible leasehold or other similar title to each such facility, except where the failure to have such title would not, individually or in the aggregate, materially detract from the value of the affected property, impair the intended use, including Buyers' intended use, of the affected facility, or impair the operations of Sellers or the operations of the Business as presently conducted and contemplated to be conducted at such facility, (ii) such Seller is in actual possession of each Leased Facility and, to Sellers' Knowledge, no other party has any right to possession, occupancy or use of any such facility, (iii) such Seller has delivered to Buyers a true, correct and complete copy of each lease, sublease, license or other occupancy arrangement governing the Leased Facilities (any and all of such agreements, the "Leases"), and (iv) each Lease is valid, in full force and effect and is binding and enforceable in accordance with its terms. Sellers are not in default under any of the Leases, no event has occurred which would render Sellers in default under any of the Leases and all rent and other amounts due thereunder have been paid to date. Except as set forth in Schedule 2.11, (x) no consent of any landlord (or other similar party) under any Lease is required by reason of any of the transactions contemplated in this Agreement and
(y) none of the rights of Sellers, as lessee or other occupant (and/or any assigns, sublessees, licensees or occupants thereof) will be impaired by the consummation of any of the transactions contemplated by this Agreement.

                  (d) Sellers have not received any written or oral notice for assessments for public improvements against any of the Facilities that remains unpaid and no such assessment has been proposed. Sellers have not received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such Facilities or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other Laws, (ii) claims any defect or deficiency with respect to any of the Facilities or (iii) requests the performance of any repairs, alterations or other work to or in any of the Facilities or in the streets bounding the same. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Facilities and, to the Knowledge of Sellers, no such proceeding is contemplated.

         2.12. Taxes. (a) Sellers and their respective Affiliates have (i) timely filed all returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (ii) paid all Taxes that are shown to have come due pursuant to such returns or reports or are due and payable and (iii) paid all other Taxes in connection with, relating to, or arising out of, the Business for which a notice of assessment or demand for payment has been received. All such returns or reports are true and complete and have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of Sellers, or, if applicable, any Affiliate of Sellers or any group of which any Seller or any Affiliate of Sellers is a member with respect to the Business. None of the assets of the Business or constituting any of the Acquired Assets (x) is property that is required to be treated as owned by another person pursuant to the "safe harbor lease" provisions of former
Section 168(f)(8) of the Code, (y) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (z) directly or indirectly secures any debt the interest of which is tax-exempt under Section 103(a) of the Code.
Schedule 2.12 lists all jurisdictions in which any of Sellers have filed income, employment, sales and use and personal and real property tax returns or from which any of Sellers have received real property tax bills with respect to the Business during the past three fiscal years. There are no Liens for Taxes on any of the Acquired Assets. There are no ongoing or, to the Knowledge of Sellers, threatened tax disputes with respect to the Business or Acquired Assets (or assertions by any Authority in any jurisdiction in which Tax returns or reports are not filed that such returns or reports should have been filed or that there is a Tax Liability) with respect to the Business or any Acquired Assets that could affect Buyers' responsibility for Taxes related to the Business or Acquired Assets following the Closing Date. None of Sellers or their respective Affiliates is a foreign person for purposes of Code Sections 897(c)(1) and 1445.

                  (b) As used herein "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         2.13. Intellectual Property Rights. (a) Schedule 1.1(b)(v) contains a complete and accurate list of all trademarks, service marks, trade dress, logos, domain names, trade names, corporate names, industrial designs, and all registrations, applications for registration and renewals of registration of the foregoing used or held for use in the conduct of the Business, except with respect to Excluded Assets identified on Schedule 1.1(c)(xii), specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the date of application and issuance or registration of the item.

                  (b) Other than "shrink wrap" and similar standard end-user licenses for widely available, commercial software and other licenses and related agreements with respect thereto, Schedule 1.1(b)(v) also contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (i) pertaining to any Intellectual Property used, or held for use, in the conduct of the Business, and (ii) by which any Seller or an Affiliate of Sellers licenses or otherwise authorizes a third Person to use Intellectual Property related to the Business, except with respect to Excluded Assets identified on Schedule 1.1(c)(xii).

                  (c) Neither Sellers, nor to the Knowledge of Sellers, any other party, is in breach of or default under any license, sublicense, consent or other agreement (i) pertaining to any Intellectual Property used or held for use in the conduct of the Business, and (ii) by which any Seller or an Affiliate of Sellers licenses or otherwise authorizes a third Person to use any Intellectual Property relating to the Business, and each such license, sublicense, consent or other agreement is now and immediately following the Closing shall be valid and in full force and effect. Except as explicitly set forth in Schedule 2.13(c), there are no contracts, licenses or agreements between any Seller or any Affiliate of Sellers and any other person with respect to any Intellectual Property used or held for use in the conduct of the Business under which there is any material dispute Known to Sellers regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by any Seller or any Affiliate of Sellers thereunder.

                  (d) Except as set forth in Schedule 2.13(d), Sellers own or have the right to use, all Intellectual Property necessary for the conduct of the Business as currently conducted. In each case in which Sellers have acquired any Intellectual Property used or held for use in the conduct of the Business from any person, Sellers have obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to Sellers and, to the maximum extent provided for by, and in accordance with, any applicable Laws or Orders, Sellers have recorded each such assignment with the relevant Authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction. Except as set forth in Schedule 2.13(d), no intellectual property other than the Intellectual Property set forth on Schedule 1.1(b)(v) is required to conduct the Business in the ordinary course consistent with past practices.

                  (e) The business operations of Sellers with respect to the Business do not, to the Knowledge of Sellers, infringe, dilute, misappropriate, or otherwise violate the Intellectual Property of any third Person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and, except as described in Schedule 2.13(e), no claim has been made, written notice given, or, to Sellers' Knowledge, dispute arisen to that effect. Except as described in Schedule 2.13(e), Sellers do not have any pending claim that a third Person has infringed, diluted, misappropriated or otherwise violated the Intellectual Property owned, used or held for use by Sellers in the conduct of the Business, and Sellers are not aware of any basis for such a claim. Except as set forth on Schedule 2.13(e), in connection with the Business, Sellers have not agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission to any third Person with respect to the infringement, dilution, misappropriation or other violation of the intellectual Property of that or any other third Person. Except as set forth on Schedule 2.13(e), no Intellectual Property used or held for use by Sellers in the conduct of the Business is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use or licensing thereof by Sellers.

                  (f) Except as set forth on Schedule 2.13(f), all registrations set forth on Schedule 1.1(b)(v) are valid and in full force and effect, are held of record in the name of a Seller free and clear of all Liens, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as set forth on Schedule 2.13(f), a Seller is the applicant of record in all applications set forth on
Schedule 1.1(b)(v), and no opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application. Except as set forth on Schedule 2.13(f), there are no actions that must otherwise be taken by Sellers within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any rights in any Intellectual Property owned, used or held for use by Sellers in the conduct of the Business.

                  (g) To the Knowledge of the Sellers, Sellers have taken all reasonable steps that are required to protect Sellers' rights in material trade secrets, know-how or other confidential or proprietary information (including, without limitation, source code) relating to the Business of Sellers or provided by any other person to Sellers.

                  (h) To the Knowledge of the Sellers, none of the material trade secrets, know-how or other confidential or proprietary information of the Sellers has been disclosed to any Person unless such disclosure was necessary and was made pursuant to an appropriate confidentiality agreement.

                  (i) Sellers have sole and exclusive ownership of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to their current and former customers (the "Customer Information") relating to the Business. No person other than Sellers possess any claims or rights with respect to use of the Customer Information.

                  (j) As used herein, the term "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all copyrights, trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names, and registrations, applications for registration and renewals of registration of the foregoing including all goodwill associated therewith, (iii) all industrial designs and registrations, applications for registration and renewals of registration of the foregoing,
(iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including data and related documentation and object and source codes), (vi) all other proprietary rights, (vii) all copies, whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) and the right to sue for past, present and future infringement, if any, in connection with any of the foregoing and collect damages for such infringement.

         2.14. Inventory. The inventory of Sellers relating to the Business set forth on Schedule 1.1(b)(ii) and the inventory of Sellers relating to the Business reflected on the December Balance Sheet or acquired by Sellers after the Balance Sheet Date and before the Closing Date (including the Inventory) is carried at not in excess of the lower of cost or net realizable value, the cost thereof being determined pursuant to capitalized standard costing as more particularly described in Schedule 2.14, and the value of obsolete or below standard quality materials has been written down in accordance with the procedures more particularly described in Schedule 2.14. Except as set forth on
Schedule 2.14, all inventory of Sellers set forth on Schedule 1.1(b)(ii) or reflected on the December Balance Sheet or acquired since the Balance Sheet Date, was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; is not subject to any write-down or write-off not consistent with past practice; and is in quantities sufficient for the ordinary course of business of the Business. Except as set forth on Schedule 2.14, all such inventory is owned by Sellers free and clear of any and all Liens subject only to Permitted Exceptions. Sellers are not under any Liability with respect to the return of inventory in the possession of wholesalers, dealers, retailers (including Sellers' retail branches) or other customers. The aggregate value of the Inventory listed on Schedule 1.1(b)(ii) as of May 31, 2003, is $8,827,000.

         2.15. Accounts Receivable; Prepaid Expenses. The Accounts Receivable of Sellers arising from the Business as more particularly described, including a schedule of the aging thereof, on Schedule 1.1(b)(iii), and all the Accounts Receivable reflected on the December Balance Sheet or arising after the Balance Sheet Date are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; and to Sellers' Knowledge, are not subject to valid defenses, set-offs or counterclaims; and none of the Sellers is aware of any matter or condition likely to interfere with the full and timely collection of any such Accounts Receivable. The prepaid expenses of Sellers arising from the Business as more particularly described in
Schedule 1.1(b)(iv) and all the prepaid expenses reflected on the December Balance Sheet or acquired by Sellers after the Balance Sheet Date will accrue in their full reflected value and are supported by documentary evidence. The aggregate amount of the Accounts Receivables listed on Schedule 1.1(b)(iii) as of May 31, 2003, is $11,964,000; and the aggregate amount of the prepaid expenses listed on Schedule 1.1(b)(iv) as of May 31, 2003, is $86,107.

         2.16. Labor Relations. (a) Except as set forth in Schedule 2.16(a), no Employee is represented by any union or other labor organization. There is no unfair labor practice charge pending or, to the Knowledge of Sellers, threatened against any Seller relating to any of the Employees or Former Employees which would have a Material Adverse Effect. There are no negotiations or strikes, disputes, slow downs or stoppages relating to any of the Employees or the Business pending or, to the Knowledge of Sellers, threatened against or involving Employees or the Business which would have a Material Adverse Effect. No labor grievance relating to any of the Employees or Former Employees as relating to the Business is pending which would have a Material Adverse Effect. Sellers have not in the past three years experienced any material work stoppage or other material labor difficulty or organizational activity relating to any of the Employees or the Business.

                  (b) There are no pending claims against Sellers or the Business (whether under federal or state law, employment agreements or otherwise) asserted by any Employee or Former Employee which would have a Material Adverse Effect. To Sellers' Knowledge, there are no such claims which have not been so asserted.

         2.17. Employee Benefit Plans. (a) Set forth on Schedule 2.17(a) is a true and complete list of each formal or informal oral or written (i) "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA) and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, employment, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday, sick-day, sabbatical and fringe benefit plan, program, contract, or arrangement maintained, contributed to, or required to be contributed to, by Sellers or any of their Affiliates in respect of any Employee or Former Employee, or under which any Sellers or any of their Affiliates has, or could have, any Liability or other responsibility with respect to any Employee or Former Employee (the "Benefit Plans").

                  (b) As applicable with respect to each Benefit Plan, Sellers have delivered to Buyers, true and complete copies of (i) each Benefit Plan (and in the case of an unwritten Benefit Plan, a written description thereof), (ii) where applicable, the current summary plan description and each summary of material modifications thereto, (iii) where applicable, the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), (iv) with respect to any plan intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter and each pending application for such a determination letter; (v) all related agreements, and (vi) all records concerning any pending IRS or DOL investigations, and "Prohibited Transactions" (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

                  (c) Each Seller and each of their Affiliates are in compliance in all material respects with all Laws applicable to each Benefit Plan including, without limitation, ERISA and the Code, and each Benefit Plan has been maintained and operated in all material respects in compliance with its terms. Each Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and is intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") either (1) has received a determination letter from the IRS to the effect that such Pension Plan is qualified, or (2) is a prototype plan that has received an opinion letter from the IRS upon which the adopting employer may rely to establish that the form of the Pension Plan satisfies the qualification requirements of Code section 401(a).

                  (d) Neither Seller nor any Affiliate contributes to, or has ever contributed to or been required to contribute to, any Multiemployer Plan (as defined in paragraph (a) above, and neither Seller nor any Affiliate has or could have any Liability or other responsibility (contingent or otherwise) with respect to any Multiemployer Plan. No Benefit Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

                  (e) Neither Sellers nor any of their Affiliates, nor any fiduciary, trustee or administrator of any Benefit Plan, have engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction that could constitute a non-exempt "Prohibited Transaction," except with respect to the Prohibited Transactions described on Schedule 2.17(e) hereto, each of which has been corrected prior to the date of this Agreement.

                  (f) No Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither Sellers nor any of their Affiliates have made a written or oral representation to any Employee or Former Employee promising or guaranteeing any continuation of welfare benefits beyond retirement or termination of employment.

                  (g) No asset of any Seller or any of their Affiliates which is to be acquired by Buyers pursuant to this Agreement is subject to any lien under the Code or ERISA. Sellers' execution of, and performance of the transactions contemplated by, this Agreement will not constitute an event under any Benefit Plan that will result in any payment, acceleration, vesting or increase in benefits, and no Benefit Plan provides for "parachute payments" within the meaning of Section 280G of the Code.

                  (h) Except as disclosed in Schedule 2.17(h), there are no pending audits or investigations by any governmental agency involving the Benefit Plans, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, and fiduciary thereof or service provider thereto, nor is there any basis for any such claim, suit or proceeding.

                  (i) All insurance premiums related to any Benefit Plan have been paid, or accrued and booked on or before the Closing Date, and no such insurance policy or premium payment obligation is subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability.

         2.18.    Absence of Undisclosed Liability. Except as disclosed in
Schedule 2.18 hereto, Sellers have no Liabilities of any nature with respect to the Business, whether direct or indirect, matured or unmatured or absolute, contingent or liquidated, accrued, determined, determinable or otherwise, and there is no existing condition, situation, or set of circumstances that could reasonably be expected to result in such a Liability except:

                  (a) those Liabilities set forth on the face of the December Balance Sheet and not heretofore paid or discharged; and

                  (b) those Liabilities incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Balance Sheet Date and reflected in the books and records related to the Business and which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         2.19.    No Pending Litigation or Proceedings. Except as disclosed in
Schedule 2.19 hereto, there are no actions, suits, investigations or proceedings pending against or, to Sellers' Knowledge, threatened against or affecting, Sellers, the Business or any of the Acquired Assets before any court or arbitrator or Authority. Except as disclosed in Schedule 2.19 hereto, there are currently no outstanding judgments, decrees or orders of any Authority against Sellers, or any Affiliate of Sellers, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets. Sellers have heretofore provided Buyers with a list setting forth generally a description of settlements occurring since January 1, 1998, regarding such actual or threatened actions and other matters (including product liability matters set forth in Section 2.20 hereof) binding on Sellers or their respective Affiliates.

         2.20. Products Liability; Product Warranty. (a) There are no (i) Liabilities, fixed or contingent, with respect to any product liability (as distinct from warranty claims described in clause (ii) below) or any similar claim that relates to any product manufactured or sold by Sellers to others in the conduct of the Business up to and including the Closing Date, or (ii) Liabilities of Sellers, except as set forth in Schedule 2.20, fixed or contingent, which have been asserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by Sellers to others in the conduct of the Business up to and including the Closing Date.

                  (b) There are no product warranties applicable to products sold by Sellers to others in the conduct of the Business up to and including the Closing Date except the express warranties which are set forth in written agreements between Sellers in the conduct of the Business and their customers and such warranties as are imposed by applicable law. Except as set forth in Schedule 2.20, no events have occurred since the Balance Sheet Date or facts exist which would result in a material increase in product warranty expenses or claims. Each of the products produced or, to Sellers' Knowledge, sold, by Sellers to others in the conduct of the Business up to and including the Closing Date is, and at all times up to and including the sale thereof, has been, (i) in compliance in all material respects with all applicable Laws, (ii) manufactured in accordance with the agreed specifications applicable to such product and (iii) fit for the ordinary purposes for which it is intended to be used. Each of the products produced or, to Sellers' Knowledge, sold or leased, by Sellers bears such warnings and, when delivered, instructions, as are required by applicable Laws, and as is consistent with current industry practice. Schedule 2.20 sets forth Sellers' standard warranty and return policies.

         2.21. Insurance. (i) Sellers maintain in effect insurance covering the Business, the Acquired Assets, and any Liabilities relating thereto in the amounts and coverages set out in Schedule 2.21, (ii) such insurance provides, and during its term has provided, coverage to the extent and in the manner as may be or may have been required by Law; (iii) Sellers are not in material default under any of such policies or binders, and since January 1, 1998, Sellers have not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion, (iv) since January 1, 1998, no insurer has refused, denied or disputed coverage of any material claim made thereunder, (v) except as set forth on Schedule 2.21, no insurer has advised Sellers in writing that it intends to reduce coverage or increase any premium in any material respect or fail to renew any such policy or binder, and
(vi) all such policies and binders are in full force and effect.

         2.22. Relationship with Customers and Suppliers. Schedule 2.22 sets forth a true and correct list of (i) the names and addresses of, and the respective primary contacts at, the material customers (i.e., top fifteen, if applicable) of each of the Leasing Business and the Aftermarket Parts Business, in terms of sales for each of the two fiscal years ended December 31, 2001, and December 31, 2002, and for the five-month period ended May 31, 2003 (collectively, the "Key Customers"), setting forth the total sales to and total bookings for each such customer during each such period and (ii) the names and addresses of, and the respective primary contacts at, the material suppliers (i.e., top fifteen, if applicable) of each of the Leasing Business and the Aftermarket Parts Business, in terms of purchases for the two fiscal years ended December 31, 2001, and December 31, 2002, and for the five-month period ended May 31, 2003 (collectively, the "Key Suppliers"), setting forth for each such supplier the total purchases from each such supplier during each such period. Except as set forth in Schedule 2.22, since the Balance Sheet Date, there has not been any material modification to the terms of any contract with the Key Customers or Key Suppliers, and none of such contracts has been terminated. Except as set forth in Schedule 2.22, there are no ongoing discussions with any of the Key Customers or Key Suppliers in connection with any modification to the terms of any contract with the Key Customers or Key Suppliers, or in connection with any termination of such contracts. To the Knowledge of Sellers, none of the Key Customers or Key Suppliers has any intention to materially modify the terms of any current contract with Sellers relating to the Business or terminate any such contract or materially adversely change its business or relationship with the Business. To the Knowledge of Sellers, the consummation of the transactions contemplated by this Agreement, with or without the giving of notice or the lapse of time or both, will not result in the loss of any Key Customer or Key Supplier or adversely affect the Business's relationship with any Key Customer or Key Supplier. To the Knowledge of Sellers, there is no event, condition or circumstance that has adversely affected or could reasonably be expected to adversely affect the Business's relationship with any Key Customer or Key Supplier. Sellers have provided and delivered to Buyers true and correct copies of (i) all Contracts with Key Customers and Key Suppliers and (ii) all documents, materials, correspondence, communications, summaries and notes in any way relating to any proposed material modification, termination, extension or renewal of any Contracts with Key Customers or Key Suppliers. Schedule 2.22 sets forth, with respect to each Contract with Key Customers or Key Suppliers, (w) the name of the Key Customer or Key Supplier, (x) the expiration date of such Contract, (y) the status of such Contract (whether the contract is being modified, terminated, extended or renewed) and (z) whether consent is required to assign such Contract to Buyers at Closing.

         2.23. WARN Act. (a) Since the enactment of the WARN Act, Sellers have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; nor have Sellers been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 2.23, none of the Employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act) within six months prior to date hereof.

                  (b) As used herein, "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101 - 2109, as amended.

         2.24. Condition of Assets. (a) Except as set forth in Schedule 2.24, the trailers comprising part of the Acquired Assets that are not subject to a Trailer Lease or are in the possession of Sellers, their Affiliates or any agent or representative thereof, are and have been maintained in good, leasable, operating condition and repair and, in each instance, in accordance with Sellers' written policies set forth on Schedule
2.24. The trailers comprising part of the Acquired Assets that are not in the possession of Sellers, their Affiliates or any agent or representative thereof, are each subject to a Trailer Lease which provides for the lessee to maintain such trailer in good, operating condition, and in any instance, in accordance with Sellers' written policies set forth on Schedule 2.24.

                  (b) The buildings, machinery, equipment, parts, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets are in good, serviceable condition and fit for the purposes for which they are used in the Business, subject to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business.

         2.25.    Transactions with Related Parties. Except as described in
Schedule 2.25 hereto, since January 1, 1998, no Affiliate of Sellers (and no officer or director of any such Affiliate, or any "associate" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such officer or director), has or has had:

                  (a) borrowed money from (other than in the ordinary course of business pursuant to establish policies of Sellers) or loaned money to Sellers for the benefit of the Business;

                  (b) any contractual or other claims, express or implied, or of any kind whatsoever against Sellers relating to the Business or the Acquired Assets;

                  (c) any interest in the Acquired Assets or any property or assets used by Sellers in the Business; or

                  (d) engaged in any other material transaction with Sellers relating to the Business or the Acquired Assets (other than employment relationships at the salaries disclosed in Schedule 4.11(a) hereto).

         2.26. Brokerage. Except for BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. ("BB&T Capital Markets"), Sellers and their respective Affiliates have not made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder. Sellers shall bear all costs and expenses of BB&T Capital Markets.

         2.27. Restrictions. Sellers are not a party to any indenture, agreement, contract, commitment, lease, plan, license, Permit, authorization or other instrument, document or other understanding, oral or written, or subject to any charter or other restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Sellers can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, rights, prospects or condition (financial or otherwise) of the Business after consummation of the transactions contemplated hereby.

         2.28. Disclosures. (a) To the Knowledge of Sellers, no representation or warranty by Sellers in this Agreement, and no Exhibit, document, statement, certificate or Schedule furnished or to be furnished to Buyers pursuant hereto contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  (b) To the Knowledge of Sellers, no loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

         2.29. Payments. To the Knowledge of Sellers, neither Sellers nor any director, officer, agent, Employee or other person acting on behalf of Sellers, has in the conduct of the Business or with respect to the Business, directly or indirectly, paid any fees, commissions or other sums of money or delivered any items of property, however characterized, to any finders, agents, customers, government officials or other Parties, in the United States or in any other country, which in any manner are related to the Business or the operations of Sellers, and which have violated any federal, state or local laws of the United States or any other country or territory having jurisdiction over Sellers. To the Knowledge of Sellers, neither Sellers nor any director, officer, agent, Employee or other person acting on behalf of Sellers, have accepted or received any unlawful contributions, payments, gifts or expenditures. Sellers have not participated, directly or indirectly, in any boycotts or similar practices.

         2.30. Due Consideration. The sale of the Acquired Assets pursuant to this Agreement is not being made with the actual intent to hinder, delay or defraud any Person to whom any of Sellers or any of their respective Affiliates are indebted or any Person to whom Sellers or any of their respective Affiliates may become indebted. Sellers have valid business reasons for selling the Acquired Assets. Sellers, after an auction process for the Business during which information memoranda and due diligence materials were provided to potential buyers and bids were received, and such bids were compared and evaluated, have concluded that the Purchase Price constitutes reasonably equivalent value for the Acquired Assets. Sellers have delivered to Buyers resolutions of the Boards of Directors of Sellers that conclude that the Purchase Price constitutes reasonably equivalent value for the Acquired Assets. Sellers are not engaged in a business or a transaction, nor is about to engage in a business or a transaction, for which any property remaining with Sellers, as the case may be, is or will be unreasonably small capital, and Sellers do not intend to incur, and have not incurred, debts beyond its ability to pay as they mature or as Sellers expect to otherwise come due and payable. The respective Boards of Directors of Sellers have not authorized, and do not intend to authorize, any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, nor have the Boards of Directors authorized the officers of Sellers to take any action with respect to any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law.

         2.31. Approvals. Excluding the requirements of the HSR Act, Sellers are not aware of any fact relating to their business, operations, financial condition or legal status that might materially impair their ability to obtain, on a timely basis, all consents, authorizations, orders, approvals and Permits from, and make all necessary filings and registrations with and all notices to, Authorities necessary for the consummation of the transactions contemplated hereby.

         2.32. Information Technology. To the Knowledge of Sellers, the information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the conduct of the Business, including all computer hardware, software, firmware and telecommunications systems used in the conduct of the Business, including all such items listed on Schedule 1.1(b)(xi), perform reliably and in material conformance with the appropriate specifications or documentation for such systems. To the Knowledge of Sellers, except for scheduled or routine maintenance, the information technology systems used in the conduct of the Business are fully available for use in the conduct of the Business and, as applicable, by the customers and clients of the Business, 24 hours a day, 7 days a week. Sellers have taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the critical business data of the Business.

         2.33. No Other Representations. Buyers, jointly and severally, acknowledge and agree that except and to the extent set forth in this Agreement or the Sellers Transaction Documents, Sellers have made no representations or warranties whatsoever to Buyers.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

                  Buyers, jointly and severally, and Aurora with respect to Sections 3.1, 3.2 and 3.3 represent and warrant to Sellers as follows:

         3.1. Organization and Good Standing. Each of Aurora and Buyers is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

         3.2. Authorization and Enforceability. Each of Aurora and Buyers has full limited liability company power and authority to make, execute, deliver and perform this Agreement and the Buyers Transaction Documents. The execution, delivery and performance by each of Aurora and Buyers of this Agreement and the Buyers Transaction Documents have been duly authorized by all necessary action on the part of each of Aurora and Buyers, including, if necessary, approval of its members. This Agreement has been, and as of the Closing Date the other Buyers Transaction Documents will be, duly executed and delivered by each of Aurora and Buyers, as applicable. This Agreement is a legal, valid and binding obligation of each of Aurora and Buyers, enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and by general equitable principles. As of the Closing Date, the Buyers Transaction Documents will be legal, valid and binding obligations of each of Aurora and Buyers party thereto, enforceable against it in accordance with their respective terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

         3.3. No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Buyers Transaction Documents by Aurora and the Buyers party thereto do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the certificate of formation or limited liability company agreement of Aurora or Buyers, as applicable; (b) violate, conflict with, result in a breach of, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation of any Lien of any nature whatsoever upon any assets of Aurora or the Buyers or give any other any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, or other agreement to which Aurora or any Buyer is a party, or by which Aurora or any Buyer may have rights or by which Aurora or any Buyer or any of the assets of Aurora or any Buyer may be bound or affected, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or Authority, domestic or foreign, or any applicable constitution, law, ordinance, rule or regulation, except, in the case of the foregoing clause (b)(i), for such violations, conflicts breaches, defaults, default events, terminations, modifications, accelerations, cancellations or Liens that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Buyers' ability to consummate the transactions contemplated hereby.

         3.4. Consents. Except as set forth in Schedule 3.4, no consent, approval or authorization of, or registration or filing with, any Authority or other Person is required in connection with the execution, delivery and performance of this Agreement or the Buyers Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

         3.5. Brokerage. Buyer and its Affiliates have not made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereby.

         3.6. Litigation or Claims. There is no litigation, proceeding, arbitration, alternate dispute matter, assessment, governmental investigation or other claim pending, or so far as known to Buyer threatened, against or relating to Buyer with respect to the transactions contemplated by this Agreement or otherwise involving Buyer that would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

         3.7. No Other Representations. Sellers, jointly and severally, acknowledge and agree that except and to the extent set forth in this Agreement or the Buyers Transaction Documents, Buyers have made no representations or warranties whatsoever to Sellers or any of them.

                                   ARTICLE IV

                                    COVENANTS

         4.1. Conduct of Business. From the date of this Agreement to the Closing Date:

                  (a) Sellers shall conduct, carry on and maintain and preserve the Business intact in all material respects, maintain the inventory and insurance of the Business at adequate levels, comply in all material respects with all applicable laws, preserve the goodwill of suppliers, customers and others having business relations with Sellers relating to the Business and maintain the Business, as well as Sellers' books of account, records and files related to the conduct of the Business and the Employees, all in the ordinary course of business and consistent with prior practice to make the same available to Buyers as of the Closing, to the extent such items are Acquired Assets. Sellers shall not sell any trailers included in the Acquired Assets. Sellers shall not take any action not consistent with past practices, or otherwise not in the ordinary course.

                  (b) Sellers shall inform Buyers in writing of any event or circumstance that has or could reasonably be expected to have a Material Adverse Effect immediately and in no event later than three days after Sellers or any of their respective directors or officers has Knowledge of such an event or circumstance.

                  (c) Sellers and their respective Affiliates shall not, without the prior written consent of Buyers, take or omit to take any action which if taken or omitted prior to the date hereof would constitute a breach of any representations or warranties set forth in this Agreement, or which would result in any of the occurrences or events set forth in Section 2.5 hereof.

         4.2. Access, Information and Documents. Sellers shall give Buyers and their respective representatives (including Buyers' agents, accountants, counsel, surveyors and employees), upon reasonable notice and during normal business hours, full access to the properties, facilities, Employees, contracts, books, records, including personnel files (other than medical files), and affairs of Sellers relating to the conduct of the Business and cause its officers and Employees to furnish to Buyers all documents, records and information concerning the affairs of Sellers with respect to the Business as Buyers may reasonably request, except such documents and records which Sellers are not permitted to disclose under Law or Order. Buyers may perform, at Buyers' sole expenses such environmental studies and investigations of the Facilities and the Business (including performing environmental testing and sampling of the water, soil, air, other environmental media and building materials) reasonably necessary to evaluate the environmental condition of the Facilities and the Business.

         4.3. Facilities. (a) Buyers and Sellers shall enter into a lease, sublease, license, or other occupancy agreement in all instances in form and substance satisfactory to Buyers in all respects with respect to each Owned Facility; provided that such leases or other arrangements shall provide for each Owned Facility (i) total rental payment of $1 per annum for the first year of Buyers' occupancy (with no other amounts due), (ii) with respect to the Facility located at 3550 East 350 South in Lafayette, Indiana (the "Lafayette Facility"), four (4) successive renewal options for a term of one year each at the rents set forth in such lease or arrangement, (iii) with respect to the Facilities other than the Lafayette Facility, four (4) successive renewal options for a term of one year each at rents to be negotiated by Buyers and Sellers prior to the end of each lease year and (iv) such other terms and conditions as mutually satisfactory to Buyers and Sellers. The Facility Lease relating to the Lafayette Facility shall provide that Sellers shall have the right, after a period of two years following the Closing Date, on at least one year's prior written notice, to terminate such Facility Lease in connection with Sellers' decision, in their sole discretion, to cease operations at, alter its use or otherwise transfer or abandon such premises and each Facility Lease other than the Lafayette Facility shall provide that Sellers shall have the right, on thirty (30) calendar days prior written notice, to terminate any such Facility Lease in connection with Sellers' decision, in its sole discretion, to cease operations at, alter its use or otherwise transfer or abandon the premises described in such Facility Lease (any such termination being referred to herein as an "Early Termination"). In connection with any Early

Termination, Sellers shall pay to Buyers the applicable Early Termination fee described and calculated in accordance with the related Facility Lease.

                  (b) With respect to each Leased Facility, Sellers, in consultation with Buyers, shall obtain all landlord (or similar) consents required under the related leases (the "Leased Facilities Consents"), to the creation of a sublease, license, or other occupancy arrangement thereunder in all instances in form and substance satisfactory to Buyers for the space comprising the related Facility; provided that such subleases, licenses or other arrangements shall provide for each Leased Facility (other than the Facilities referred to in clause (c) below) (i) total rental payment of $1 per annum for the first year of Buyers' occupancy, (ii) four (4) successive renewal options for a term of one year each at rents to be negotiated by Buyers and Sellers prior to the end of each lease year and (iii) such other terms and conditions as mutually satisfactory to Buyers and Sellers. Except to the extent of required reimbursement of a landlord's administrative costs of processing a requested Leased Facilities Consent (which costs shall be borne by Sellers), no compensation payable by Buyers (including, without limitation, cash or increased rent) shall be offered (or shall be deemed to be required to be offered pursuant to this Section) to any landlord under the leases in respect of which Leased Facilities Consents are required to induce such landlord to provide a Leased Facilities Consent, without the prior written consent of Buyers.

                  (c) With respect to the Leased Facilities at 10085 Mosteller Lane in Cincinnati, Ohio and at 335 East Yusen Drive in Georgetown, Kentucky, Sellers shall use commercially reasonable efforts to: (i) assign its leasehold interest in such Lease pertaining to such Leased Facilities to Buyers, and to secure the consent of the landlord with respect to such assignment; or
(ii) sublease its entire leasehold interest in such Lease pertaining to such Leased Facility to Buyers, and to secure the consent of the landlord with respect to such sublease. In each case, the terms and conditions applicable to the assignment or the sublease, including, without limitation, the amount of rent and other charges payable in connection with the leasehold interest, will be those described in such Lease pertaining to such Leased Facility. In connection with any such assignment or sublease, Buyers and Aurora shall be responsible for and indemnify and hold Wabash and Sellers harmless from and against any Liabilities arising under or pursuant to such Lease (as assigned or sublet, as the case may be) from Buyers' activities at the subject Leased Facility, from and after the date of such assignment or sublease. Notwithstanding the foregoing, nothing in this clause (c) shall diminish Buyers' rights under Section 5.1 or 5.3.

         4.4. Monthly Financial Statements. Sellers will deliver to Buyers, as soon as approved by the management of Wabash and in any event within 30 days after the end of each calendar month, a financial report (each, a "Monthly Financial Statement") of Sellers for the Business for such month and for that part of the fiscal year ending with such month, certified by an officer of Wabash to fairly present the results of operations, financial position, assets and liabilities of the Business as at the end of such month and for the period covered thereby.

         4.5. Use of Names and Logos. After the Closing, Buyers shall have the right to:

                  (a) sell the finished goods inventory, including trailer parts, purchased from Sellers;

                  (b) use in the operation of the Business all labels and packaging materials purchased by Buyers; and

                  (c) subject to the provisions of the Parts Distribution and License Agreement, use all such other logos, trademarks (including any trademark licensed pursuant to the Parts Distribution and License Agreement) and trade identification of Sellers as are located at the Facilities or on the Acquired Assets until such time as Buyer may conveniently change them.

         4.6. Mutual Covenants. The Parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 4.7 hereof):

                  (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  (b) to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each Party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                  (c) to advise the other Party promptly if such Party determines that any condition precedent to such Party's obligations hereunder will not be satisfied in a timely manner.

         4.7. Hart-Scott-Rodino Act; Other Filings and Authorizations. Each of Sellers and Buyers shall as promptly as practicable, but in no event later than two Business Days following the date of the execution and delivery of this Agreement, file with each of the United States Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") the reports or notifications required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the transactions contemplated by this Agreement. All fees due from any party to the FTC or DOJ under the HSR Act in connection with the filing of such reports or notifications shall be borne or reimbursed, as the case may be, equally by Sellers and Buyers; provided, however, that Sellers and Buyers shall bear all of their respective costs of preparing any information required to be filed in connection with any such reports or notifications. Sellers and Buyers will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to themselves or their respective Affiliates as may be required to consummate the terms of this Agreement. Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation.

         4.8. Public Announcement. Prior to Closing, no Party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby (except to the respective representatives, consultants, directors and officers of Buyers and their respective Affiliates and Sellers and their respective Affiliates and existing and prospective lenders of Buyers and their respective

Affiliates and of Sellers and their respective Affiliates) without the prior written consent of the other Parties (which will not be unreasonably withheld or delayed), unless such announcement or statement is required by law.

         4.9. Further Assurances. Sellers from time to time after the Closing, at Buyers' request, will execute, acknowledge and deliver to Buyers such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyers may reasonably require in order to vest more effectively in Buyers or to put Buyers more fully in possession of any of the Acquired Assets. Each Party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby, including any reasonable action reasonably requested by the other Party to assign and transfer the Permits and Environmental Permits to Buyers in accordance with
Section 1.1.

         4.10. Cooperation. Buyers and Sellers shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Sellers to Buyers and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

         4.11. Post Closing Obligation to Employees. (a) Schedule 4.11(a) lists the name, job title, current base salary or hourly wage, date of hire, any accrued and unpaid vacation entitlement, overtime and sick time, social security number and assigned location of all Employees actively employed as of the date of this Agreement, including any such individual on short-term disability or approved leave of absence who was so employed immediately before such disability or absence. At the Closing, Sellers shall provide an updated Schedule 4.11(a) which shall disclose all the information required under the preceding sentence as of the day prior to Closing. With respect to any Employee who is not actively employed due to short-term disability or approved leave of absence, the updated
Schedule 4.11(a) shall indicate the reason for such absence and the date such individual is reasonably expected to return to active employment.

                  (b) Effective as of 12:01 a.m. on the Closing Date, Buyers shall offer employment to such of those Employees listed on Schedule 4.11(a) as determined by Buyers in their sole discretion on such terms and conditions as are determined by Buyers in their sole discretion. All Employees to whom Buyers offers employment and who accept and commence such employment are herein referred to as the "Transferred Employees." Nothing in this Section 4.11 or otherwise hereunder, expressed or implied, shall limit Buyers' authority to terminate in their complete discretion the employment of any Transferred Employee at any time and for any reason or confer on any Employee, Former Employee or Transferred Employee any right to employment or continued employment or any rights or remedies of any kind.

         4.12. Taxes. (a) No election with respect to Taxes relating to or in any way affecting the Acquired Assets may be made or changed by Sellers after the date of this Agreement without the prior written consent of Buyers.

                  (b) Prior to the Closing, Sellers shall provide Buyers with a clearance certificate or other similar document or documents which may be required by any state or local taxing Authority in order to relieve Buyers of any obligation to withhold any portion of the Purchase Price or to relieve Buyers of any tax Liability of Sellers.

                  (c) Sellers and Buyers shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (ii) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing (and, without limiting the generality of Section 6.3 hereof), Buyers and Sellers shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other Parties with a reasonable opportunity to review and copy the same.

                  (d) To the extent that any Tax with respect to the Acquired Assets or the Business is imposed on Buyers, and such tax pertains in whole or in part to a tax period that includes (but does not end on) the Closing Date, then such Tax shall be allocated pro-rata between Buyers and Sellers. Buyers shall notify Sellers as to the imposition of such Tax and Sellers shall reimburse Buyers for Sellers' share of such Tax in cash by wire transfer of immediately available funds within seven days thereof.

         4.13. Worker Adjustment and Retraining Notification ("WARN") Act and Corresponding State Laws. Sellers shall make any filings and deliver any notices required to be made or delivered by Sellers in connection with the transactions contemplated herein in accordance with all applicable requirements of the WARN Act or any similar state law.

         4.14. Confidentiality. Without the specific prior written consent of Buyers, Sellers shall not, directly or indirectly, at any time after the Closing Date, and Sellers shall use their best efforts to cause their respective directors, officers and employees, as the case may be, not to, divulge to any Person, firm, corporation or association, or use for their own benefit, any trade secrets, proprietary secrets and any other confidential information concerning the businesses, affairs, customers or clients of Sellers relating to the Business or any data or statistical information of Sellers relating to the Business, whether created or developed by Sellers or on their behalf or with respect to which Sellers or any director, officer or Employee of Sellers may have Knowledge or access (including, without limitation, any of the foregoing created or developed by any director, officer or Employee of Sellers or with respect to which any of such directors, officers or Employees may have Knowledge or access), acquired by Buyers pursuant to this Agreement, it being the intent of Buyers and Sellers to restrict Sellers' and their respective directors, officers and employees, as the case may be, from disseminating or using any data or information which is included in the Acquired Assets and which is at the time of such use or

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

dissemination unpublished and not readily available or generally Known to Persons involved or engaged in any businesses engaged in by Buyers or any of their respective Affiliates.

         4.15. Names Following Closing. Within 30 calendar days following the Closing Date, Sellers shall, and shall cause their respective Affiliates to, amend or terminate any certificate of assumed name or d/b/a filings so as to eliminate Sellers' right to use, or do business under, the assumed business names "Apex", "Fruehauf", "Wabash National Parts", "Parts Distribution Center", "Pro Par" or "PDC", or a name that is similar to any such names, and Sellers shall not, and shall cause their respective Affiliates not to, thereafter use those names or other names acquired by Buyers hereunder or names confusingly similar thereto.

         4.16. Financing. Sellers shall reasonably cooperate with Buyers in Buyers' efforts to obtain satisfactory financing for the transactions contemplated herein.

         4.17. Access/Cooperation. In the event that Buyers elect to cause to be conducted an audit of the Business, the Acquired Assets or any of the other properties or operations associated with the Business or Acquired Assets, at any time prior to the third anniversary of the Closing Date, Sellers shall permit Buyers at Buyers' sole cost and expense, at all reasonable times and on reasonable notice, to have access to all relevant books and materials pertaining to the Acquired Assets and/or the Business referred to in Section 4.2 of this Agreement, including any accountants' papers then in Sellers' possession. With respect to accountants' papers in the possession of their auditors, Sellers shall use their best efforts to provide Buyers access to such accountants' papers.

         4.18. Parts 1-2-3. Prior to the Closing Date, Sellers shall use their best efforts to enter into a written agreement with Parts 123, Inc. that reflects the current terms and conditions of their business arrangement with respect to the Parts 1-2-3 website and related services and software applications, covering such matters as website hosting, rights in the website and related software applications, and service and support for the website and related software applications, including updates, which agreement shall be for a remaining term of at least five years and shall permit the assignment thereof to Buyers, any lender to Buyers and their respective successors and assigns, without any material change to its terms and conditions. At the Closing, such written agreement with Parts 123, Inc. shall be assigned to Buyers and shall be part of the Acquired Assets.

         4.19. No Solicitation; Sellers Lender Approval. (a) No Solicitation. During the period from the date hereof until the Closing Date, or such earlier date as this Agreement may be terminated as provided herein (the "Exclusivity Period"), Wabash and Sellers shall not, and shall cause their respective Subsidiaries, officers, directors, advisors and representatives (collectively, the "Wabash Representatives") not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage the initiation of any inquiries or the submission of any proposals regarding any merger, business combination, reorganization, recapitalization, liquidation, sale of all or substantially all assets, or other similar transactions involving the Leasing Business or the Aftermarket Parts Business or any proposal or offer to acquire, directly or indirectly, any partnership interest, or any other equity, participation or voting interest, in either the Leasing Business or the Aftermarket Parts Business (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions

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

concerning, or provide or disclose any information or afford access to the books and records of Wabash, Sellers or any of their respective Affiliates to any person considering making, or that has made, any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal, or (iv) disclose, confirm or deny to any person, other than Buyers, orally or in writing, the existence or the terms of any Acquisition Proposal, the existence or nature of any inquiry with respect to or which could lead to any Acquisition Proposal, or the existence or identity of any person making any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Wabash Representative, whether or not such Person is purporting to act on behalf of Wabash, Sellers or their respective Subsidiaries or otherwise, shall be deemed to be a breach of this
Section 4.19(a) by Sellers and Wabash. During the Exclusivity Period, Wabash and Sellers shall notify Buyers in writing immediately, but in no event later than twenty-four hours, after (i) the receipt of any Acquisition Proposal, (ii) the receipt of any indication that a Person is considering making an Acquisition Proposal, (iii) any receipt of any modification of or amendment to any Acquisition Proposal and (iv) any request for information relating to Wabash, Sellers or their respective Affiliates or for access to the properties, books or records of Wabash, Sellers or any of their respective Affiliates by any Person that is considering making, or has made, an Acquisition Proposal.

                  (b) Sellers Lender Approval. Wabash and Sellers shall, and Wabash and Sellers shall cause their respective Affiliates to, apply in good faith their best efforts (solely at the expense of Wabash, Sellers and their respective Affiliates) to obtain, as soon as practicable after the date hereof, the Required Consent (as defined in Section 5.2(g)). Wabash and Sellers shall notify Buyers in writing immediately after obtaining such Required Consent. The parties hereto agree that upon Sellers' obtaining such Required Consent, the condition precedent to obligations of Sellers set forth in Section 5.2(g) shall become null and void and shall have no further force or effect.

                  (c) Breakup Fee; Expense Reimbursement. In the event of any breach by Wabash or any Seller of any provision set forth in Section 4.19(a) or 4.19(b), Wabash shall pay to Aurora, and Aurora shall be entitled to receive:
(i) a breakup fee in the amount of $5,000,000; and (ii) reimbursement of all fees and expenses incurred by or on behalf of Aurora or Buyers in connection herewith, including the fees and expenses of counsel, accountants and consultants to Aurora and Buyers. All amounts due under this Section 4.19(c) shall be paid promptly by Wabash and Sellers to Aurora by wire transfer of immediately available funds upon receipt of a request therefor from Aurora.

                                   ARTICLE V

                        CONDITIONS PRECEDENT; TERMINATION

         5.1. Conditions Precedent to Obligations of Buyers. The obligations of Buyers to purchase the Acquired Assets are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyers in their sole discretion):

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

                  (a) Performance of Agreements; Representations and Warranties. Sellers shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing, and the representations and warranties set forth in this Agreement made by Sellers that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties set forth in this Agreement made by Sellers that are qualified by materiality shall be true and correct, in each case on and as of the Closing Date (irrespective of any notice delivered to Buyers after the date hereof) with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyers shall have been furnished with a certificate of an executive officer of each Seller, dated the Closing Date, certifying to the foregoing.

                  (b) Requisite Regulatory Approvals. All permits, authorizations, consents, approvals and waivers as may be required by any regulatory Authority having jurisdiction over the Parties in connection with the subject matter hereof or actions herein proposed to be taken, including those set forth on Schedule 1.1(b)(vii) and the approval of the FTC or DOJ with regard to HSR Act filings, shall have been obtained. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

                  (c) Consents. Sellers shall have received (and furnished to Buyers evidence thereof reasonably satisfactory to Buyers) (i) any and all approvals and consents from all third Persons (including, without limitation, under Contracts and Leases), including those set forth on Schedule 2.9, necessary or required to complete the transactions contemplated hereby on terms reasonably satisfactory to Buyers, and (ii) any and all consents under those Contracts, the absence of which consent, with or without the giving of notice or the lapse of time or both, would give rise to a right of modification, termination or amendment or a loss of a benefit under such Contract (and, in each case, such approvals and consents shall not have expired or been withdrawn as of the Closing Date).

                  (d) Injunction; Litigation. No Law or Order of any Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or adversely affect Buyers' ownership of all or any portion of the Acquired Assets, nor shall there be pending or, to the Knowledge of Buyers, threatened any litigation, suit, action or proceeding by any Person (other than the Parties) to restrain or prohibit any of the transactions contemplated hereby or which could reasonably be expected to limit or adversely affect Buyers' ownership of the Acquired Assets.

                  (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred, nor shall any event or circumstance which could reasonably be expected to have a Material Adverse Effect have occurred. Buyers shall have been furnished with a certificate of an executive officer of each Seller, dated the Closing Date, certifying to the foregoing.

                  (f) Certificates of Title. Sellers shall have delivered possession of all of the certificates of title relating to the trailers and vehicles comprising part of the Acquired Assets to Buyers with such documents, signatures and endorsements that Buyers may request to effect the registration of such trailers and vehicles in Buyers' name.

                  (g) Due Diligence. Buyers shall have been satisfied with the results of its due diligence of the Business and the Acquired Assets.

                  (h) Financing. Buyers shall have received the proceeds of the Financing (as defined below) in an aggregate amount at least equal to $47,000,000, in accordance with the terms of the Term Sheet (as defined below) or otherwise on terms acceptable to Buyers. Buyers have previously delivered to Sellers a copy of a term sheet (the "Term Sheet") for financing of the Purchase Price and the payment of the costs and expenses of Buyers in consummating the transactions contemplated by this Agreement (the "Financing") from Fleet Capital Corporation.

                  (i) Opinion of Sellers' and Wabash's Counsel. Buyers shall have received an opinion dated the Closing Date of Baker & Daniels, counsel to Wabash and each of the Sellers, substantially in the form of Exhibit H hereto.

                  (j) Release. The Acquired Assets shall have been released from any and all Liens securing indebtedness of Sellers outstanding on the Closing Date. The creditors with respect to any such indebtedness of Sellers shall have terminated and released all Liens of any kind on the Acquired Assets and the Business securing such Indebtedness. Buyers shall have received copies of such evidences of termination and release as are reasonably satisfactory to Buyers.

                  (k) Employees. Prior to the Closing, Sellers shall pay in cash to each Transferred Employee an amount equal to all accrued and unpaid or unused, as applicable, salary, vacation, overtime and any and all other compensation owed or employee benefits due and payable to the Transferred Employees by Sellers as through the Closing Date as determined in accordance with the Benefit Plans, or Sellers' policies or practices applicable to each Transferred Employee immediately prior to the Closing Date.

                  (l) Estimated Closing Statement. Buyers shall be reasonably satisfied with the determination of the Estimated Closing Statement and the Estimated Adjustment Amount.

                  (m) Documents. Sellers shall have delivered all of the other certificates, instruments, contracts and other documents specified to be delivered by it hereunder (including the Sellers Transaction Documents) in form and substance reasonably satisfactory to Buyers.

                  (n) Prepayment; Deposits. Sellers shall have wire-transferred to Buyer cash in an amount equal to the sum of $215,000 plus the Prepayment, as set forth in Section 1.6(c).

         5.2. Conditions Precedent to Obligations of Sellers. The obligations of Sellers to sell the Acquired Assets are subject to the satisfaction on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Sellers in their sole discretion):

                  (a) Performance of Agreements, Representations and Warranties. Buyers shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing, and the representations and warranties set forth in this Agreement made by Buyers that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties set forth in this

Agreement made by Buyers that are qualified by materiality shall be true and correct, in each case on and as of the Closing Date (irrespective of any notice delivered to Sellers after the date hereof), with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date, in each case except for breaches that, individually or in the aggregate, would not reasonably be expected to have a Sellers Material Adverse Change. Sellers shall have been furnished with a certificate of an executive officer of each Buyer, dated the Closing Date, certifying to the foregoing.

                  (b) Injunction; Litigation. No Law or Order of any Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, nor shall there be pending or, to the Knowledge of Sellers, threatened any litigation, suit, action or proceeding by any Person (other than the Parties) to restrain or prohibit any of the transactions contemplated hereby.

                  (c) Receipt of Purchase Price. Buyers shall have wire-transferred to Sellers cash in an amount equal to the Purchase Price, as set forth in Section 1.6(c) above.

                  (d) HSR. The approval of the FTC or DOJ with regard to HSR Act filings shall have been obtained. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

                  (e) Documents. Buyers shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder (including the Buyers Transaction Documents), in form and substance reasonably satisfactory to Sellers.

                  (f) Opinion of Buyers' and Aurora's Counsel. Sellers shall have received an opinion dated the Closing Date of Dechert LLP, counsel to Aurora and each of Buyers, substantially in the form of Exhibit I hereto.

                  (g) Sellers Lenders Approval. Subject to Section 4.19(b), Sellers shall have received such amendments, waivers or consents from the respective parties to the Sellers Financing Agreements as, and to the minimum extent, necessary or required therein to permit Sellers to consummate the transactions contemplated herein and in the other Transaction Documents (collectively, the "Required Consent"). For purposes of this Agreement, "Sellers Financing Agreements" shall mean (i) the Amended and Restated Credit Agreement dated as of April 11, 2002, by and among Wabash, the financial institutions listed on the signature pages thereof, and Bank One, NA as agent; (ii) Amended and Restated Note Purchase Agreement dated as of April 11, 2002, by and among Wabash and the Series A noteholders party thereto; (iii) Amended and Restated Note Purchase Agreement dated as of April 11, 2002, by and among Wabash and the Series C-H noteholders party thereto; (iv) Amended and Restated Note Purchase Agreement dated as of April 11, 2003, by and among Wabash and the Series I noteholders party thereto; (v) the Amended and Restated Participation Agreement, dated as of March 30, 2001, and the Amended and Restated Equipment Lease, dated as of March 30, 2001, by and among Apex, Wabash, Wabash Statutory Trust - 2000, State Street Bank and Trust Company of Connecticut, National Association, Fleet Capital Corporation, and the other financial institutions party thereto from time to time; and (vi) Receivables Purchase and Servicing Agreement dated as of April 11, 2002, by and among WNC Receivables, LLC, Wabash Financing LLC, WNC Receivables

Management Corp., and General Electric Capital Corporation and Receivables Sale and Contribution Agreement dated as of April 11, 2002, by and among Wabash, WNTC, Wabash National, L.P., and WNC Receivables, LLC.

         5.3. Termination. (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to Closing:

                           (i)      by mutual written consent of Sellers and
Buyers;

                           (ii)     by Sellers at any time if the
representations and warranties of Buyers in this Agreement were incorrect in any material respect when made or at any time thereafter, or Buyers are in material breach of any of their covenants or agreements in this Agreement, in each case except for breaches that, individually or in the aggregate, would not reasonably be expected to have a Sellers Material Adverse Change (collectively, a "Buyers Breach"), and, in the case of a breach of any such covenant, such Buyers Breach continues uncured for ten days after written notice thereof by Sellers;

                           (iii)    by Buyers at any time if the representations
and warranties of Sellers in this Agreement were incorrect in any material respect when made or at any time thereafter, or Sellers are in material breach of any of their covenants or agreements in this Agreement (collectively, a "Sellers Breach"), and, in the case of a breach of any such covenant, such Sellers Breach continues uncured for ten days after written notice thereof by Buyers;

                           (iv)     by any Party hereto, if there shall exist
any Law or Order of any Authority which permanently (without right of appeal or reconsideration) restrains or prohibits the transactions contemplated hereby;

                           (v)      by any Party hereto if (A) any other Party
shall make a general assignment for the benefit of creditors, shall be adjudicated insolvent, or shall admit in writing its general inability to pay its debts as they become due, (B) a decree or order for relief by a court having jurisdiction over any other Party shall be entered in an involuntary case under the United States Bankruptcy Code (the "Bankruptcy Code"), as now or hereafter constituted, or any other applicable or federal bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Party for all or substantially all of the assets and properties of such Party, or ordering the winding up or liquidation of the affairs of such Party, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days,
(C) a voluntary case shall be commenced by any other Party under the Bankruptcy Code, as now or hereafter constituted, or any other applicable or federal bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Party for all or substantially all of the assets and properties of such Party, or (D) any other Party shall be dissolved or liquidated or any action shall be taken which may result in the dissolution or liquidation of such Party (any of the foregoing events described in this subsection 5.3(a)(v) is referred to herein as an "Insolvency Event"); or

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

                           (vi)     by any Party hereto, if the Closing shall
not have occurred on or prior to August 31, 2003 (the "Outside Date") (provided that the terminating Party shall not be in material breach of this Agreement); provided, that if the expiration or early termination of any waiting period with respect to the HSR Act Filing shall not have occurred on or prior to August 31, 2003, then the Outside Date shall be changed to September 30, 2003; provided, further, that if the Financing or the Required Consent shall not have been obtained on or prior to August 31, 2003, then the Outside Date shall be changed to October 31, 2003.

                  (b) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 5.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 4.8 relating to publicity, the last sentence of Section
6.1 relating to certain expenses, Sections 2.26 and 3.5 relating to brokerage, and Section 7.6 relating to jurisdiction. Nothing in this Section 5.3 shall be deemed to release any Party from any Liability for any breach by such Party of the terms and provisions of this Agreement.

                                   ARTICLE VI

                          CERTAIN ADDITIONAL COVENANTS

         6.1. Certain Taxes and Expenses. All foreign, state and local sales, use, value added, transfer, real property transfer, documentary, stamp, recording and other similar taxes, including any interest, penalties and additions thereon (collectively, the "Transfer Taxes"), arising from and with respect to the sale and purchase of the Acquired Assets shall be borne or reimbursed, as the case may be, by Sellers. Sellers shall make due and timely payment of the Transfer Tax to the applicable taxing Authority. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise provided herein, Sellers and Buyers each shall bear their respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

         6.2. Rebates and Discounts. (a) In the event that any Contract for the sale, lease or rent of trailers or trailer parts to customers of the Business which is assumed by Buyers provides for quantity price discounts, rebates or other allowances for the purchaser or lessee based upon purchases or leases for the calendar year or other period in which the Closing occurs which are not accounted for otherwise hereunder, the discount, rebate or allowance shall be determined in good faith by Sellers and Buyers at the end of such period and an allocation thereof shall be made as between Sellers and Buyers, based upon the dollar volume or number of units of sales or leases on which such discount, rebate or allowance is based, allocated pro rata between sales under the contract before and after the Closing Date during the relevant contract period.

                  (b) Any payments required to be made by the Parties pursuant to this Section 6.2 shall be paid, with respect to each Contract, by wire transfer of immediately available funds or certified or official bank check within two Business Days after the allocation of the discount, rebate or other allowance has been finally determined.

         6.3. Maintenance of Books and Records. Sellers and Buyers shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each Party has access to the business records, contracts and other information existing at the Closing Date and relating to the Acquired Assets or the conduct of the Business (whether in the possession of Sellers or Buyers) in connection with any tax determination, defense of any claim relating to the conduct of the Business prior to the Closing or any governmental investigation of the Business. No files, books or records existing at the Closing Date and primarily relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any Party for a period of six years after the Closing Date without giving the other Parties at least 30 days prior written notice, during which time such other Parties shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 6.3 shall be during normal business hours and upon not less than two Business Days prior written request, shall be subject to such reasonable limitations as the Party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the Party entitled to claim the same.

         6.4. Collection of Receivables. (a) Sellers shall, by letter prepared by Buyers (the "Letter"), irrevocably authorize, instruct and direct that the account parties of all accounts, notes and receivables (including insurance proceeds) constituting Acquired Assets (such parties, the "Sellers Account Parties") shall make and deliver all payments relating thereto on or after the Closing to such location, bank and account (the "Lockbox Account") as Buyers shall specify. The Letter shall cover all such matters as Buyers shall reasonably determine. If, notwithstanding such Letter, any of Sellers Account Parties remit payments on or after the Closing directly or indirectly to Sellers or their respective Affiliates instead of to the Lockbox Account, Sellers agree that they shall promptly (and in any event no later than ten Business Days following receipt) deliver all such payments (including but not limited to negotiable instruments which shall be duly endorsed by Sellers to the order of Buyers) to Buyers. Sellers hereby irrevocably designate, make, constitute and appoint Buyers (and all Persons designated by Buyers) as their true and lawful attorney-in-fact to receive, give receipts for, take, endorse, assign, deliver, deposit, demand, collect, sue on, compound, and give acquittance for any and all information, documents, payments forms (including negotiable and non-negotiable instruments) and proceeds received by Buyers via the Lockbox Account or from Sellers that relate to the accounts, notes and receivables (including insurance proceeds) of Sellers Account Parties constituting Acquired Assets, all in the sole discretion of Buyers. Sellers shall use commercially reasonable efforts to assist Buyers in collecting in full from Sellers Account Parties all amounts owed pursuant to all accounts, notes and receivables constituting Acquired Assets; provided that Sellers shall not be obligated to institute any actions or proceedings or any other remedy in order to collect the outstanding amount of any such accounts, notes and receivables of Sellers Account Parties and in no event shall Buyers have any recourse against Sellers in connection with any Accounts Receivables which comprise a part of the Acquired Assets which are not collected in full or in part, except with respect to any Accounts Receivables as to which Sellers breached their representations and warranties made in Section
2.15 hereof.

                  (b) Sellers shall irrevocably authorize, instruct and direct that the account parties of all Retained Receivables (such parties, the "Retained Receivables Parties") shall make and deliver all payments relating thereto on or after the Closing to such location, bank and account (the "Retained Receivables Account") as Sellers shall specify in a letter prepared in consultation with Buyers. If, notwithstanding such letter, any of the Retained Receivables Parties remit payments on or after the Closing directly or indirectly to Buyers or their respective Affiliates instead of to the Retained Receivables Account, Buyers agree that they shall promptly (and in any event no later than ten Business Days following receipt) deliver all such payments to Sellers; provided that Buyers shall not be obligated to institute any actions or proceedings or any other remedy in order to collect the outstanding amount of any Retained Receivables and in no event shall Sellers have any recourse against Buyers in connection with any Retained Receivables which are not collected in full or in part.

         6.5. Product Returns. (a) Subject to the terms of any applicable product warranty, Sellers shall remain responsible in full, and Buyers shall assume no financial, legal or other responsibility for (i) any returns of products (including trailer parts) sold by Sellers prior to the Closing Date and
(ii) non-merchantability of products due to defective quality of the Inventory prior to the Closing Date, unless such products are returned or defective because of defects caused by Buyers' acts or omissions after the Closing Date, it being understood that Buyers shall have no obligation to inspect any Inventory prior to the Closing Date (such returns and defective products, hereinafter referred to as "Qualifying Returned Products"). As used in this
Section 6.5, "defective" means, with respect to any product, that such product
(x) fails to conform in all material respects to any warranty or representation which is made and not expressly disclaimed by Sellers in connection with their operation of the Business or (y) fails in the ordinary course of the Business, to be merchantable or leasable, as applicable or (z) fails to meet the agreed upon specifications with respect to such product. Buyers shall use commercially reasonable efforts to promptly notify Sellers of any proposed returns of which Buyers are aware prior to such return and of the relevant details, including, if known to Buyers, the price paid by the customer. Buyers shall deliver to Sellers within 15 days after the end of each monthly period beginning on September 15, 2003, a written report setting forth the details of all Qualifying Returned Products returned or identified during such calendar month. Sellers shall have the right, if accompanied by representatives of Buyers, to visit the customer to assist in resolving any returns of any Qualifying Returned Products.

                  (b) If a Qualifying Returned Product was included in the Inventory or other Acquired Assets paid for by Buyers at the Closing (a "Purchased Product"), Buyers may (in addition to its other rights or remedies) accept for return any Purchased Products which are determined to be defective. Buyers will notify Sellers as to the relevant details, and Sellers will promptly (but in no event later than 10 Business Days thereafter) reimburse Buyers in an amount equal to (i) replacement cost for the Purchased Product, plus (ii) interest thereon from the Closing Date to the date of payment calculated at the rate announced by JP Morgan Chase Bank in New York, New York from time to time as its prime or base interest rate for business loans (the "Prime Rate"), plus
(iii) any freight charges, handling costs, travel and other out-of-pocket costs directly related to such Purchased Product that Buyers incur or are required to reimburse to the customer. Sellers shall have the right to take possession of any Qualifying Returned Product and dispose of the same as they see fit and retain any proceeds of such disposition.

                  (c) If a Qualifying Returned Product was sold by Sellers prior to the Closing and the sales proceeds or account receivable with respect thereto is reflected as an Acquired Asset paid for by Buyers at the Closing (a "Receivable Product"), Buyers may (in addition to their other rights or remedies) accept for return any Receivable Products which are determined to be defective. Buyers will notify Sellers as to the relevant details, and Sellers will promptly (but in no event later than 10 Business Days thereafter) reimburse Buyers in an amount equal to (i) the aggregate purchase price paid by the customer for the Receivable Product, plus (ii) interest thereon from the Closing Date to the date of payment calculated at the Prime Rate, plus (iii) any freight charges, handling costs, travel and other out-of-pocket costs directly related to such Receivable Product that Buyers incur or is required to reimburse to the customer.

                  (d) Sellers' obligations under this Section 6.5 shall expire on the second anniversary of the Closing Date.

         6.6. UCC Matters; Certificates of Title. From and after the Closing Date, Sellers will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyers. Sellers will execute such documents and financing statements as Buyers may request from time to time to evidence transfer of the Acquired Assets to Buyers, including any necessary assignment of financing statements. In addition, promptly after the Closing and from time to time thereafter, as appropriate, Sellers will assist Buyers in causing the certificates of title relating to the trailers and vehicles comprising part of the Acquired Assets to be remitted to the appropriate state, provincial or local authority with such documents and instructions as Buyers may request to retitle such trailers and vehicles in Buyers' name or the name of such other Person as Buyers may request.

         6.7.     Indemnification. Sellers and Buyers agree as follows:

                  (a)      General Indemnification Obligations. Subject to
Section 6.7(c) below:

                           (i)      Wabash and Sellers shall jointly and
severally indemnify Buyers and their respective directors, officers, members and other Affiliates of Buyers (the "Buyers Indemnified Parties"), and hold the Buyers Indemnified Parties harmless from and against, any and all Damages arising out of or resulting from (A) any inaccuracy or breach of any representation, warranty, covenant or agreement made by any Seller in this Agreement or in any document or certificate required to be furnished to Buyers by or on behalf of any Seller or their respective Affiliates pursuant to this Agreement (including the Sellers Transaction Documents); (B) any violation of or Liability arising under any bulk sales law in connection with the transfer of the Acquired Assets; (C) any Retained Liabilities; and (D) the Financial Statements not having been prepared in accordance with GAAP, or the Financial Statements not fairly presenting in accordance with GAAP, the results of operations, financial position, assets, liabilities, revenues and expenses of the Business as at their respective dates or for the periods covered thereby.

                           (ii)     Aurora and Buyers shall jointly and
severally indemnify Sellers and their respective directors, officers, shareholders and other Affiliates of Sellers (the "Sellers Indemnified Parties") and hold Sellers Indemnified Parties harmless from and against any and all Damages arising out of or resulting from (A) any inaccuracy or breach of any representation, warranty, covenant or agreement made by Buyers in this Agreement or in any document or certificate required to be furnished to Sellers by or on behalf of Buyers pursuant to this Agreement (including the Buyers Transaction Documents) and (B) any Assumed Liabilities.

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

                           (iii)    For purposes of this Agreement, "Damages"
shall mean any and all losses, liabilities, obligations, damages (including any consequential, special or indirect damages or lost profits) including any governmental penalty or costs of investigation, clean-up and remediation, deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened incident to the successful enforcement of this Agreement).

                           (iv)     For purposes of determining whether Sellers
are obligated to indemnify Buyers Indemnified Parties (A) for any breach of any representation or warranty contained in Section 2.8 (relating to environmental matters), no effect shall be given to any disclosure made in any disclosure schedule to that Section and Wabash and Sellers shall indemnify the Buyers Indemnified Parties pursuant to this Section 6.7(a) as though no such disclosure had been made; and (B) for any breach of any representation or warranty contained in this Agreement or any other Sellers Transaction Documents, except with respect to Section 2.15 of this Agreement, no effect shall be given to the term "Knowledge" or other correlative terms and Wabash and Sellers shall jointly and severally indemnify the Buyers Indemnified Parties pursuant to this Section 6.7(a) as though no "Knowledge" (or other correlative terms) qualifier to such representations and warranties has been made.

                  (b)      General Indemnification Procedures.

                           (i)      A Party seeking indemnification pursuant to
this Section 6.7 (an "Indemnified Party") shall give prompt notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has Knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered material actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within five Business Days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third Person in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages, provided that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim; (B) the defense of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have any continuing material adverse effect on the Indemnified Party's business; (C) the Indemnifying Party makes reasonably adequate provision to ensure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that may result; and (D) the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of such Third Party Claim (the conditions set forth in clauses (A), (B), (C) and (D) are collectively referred to as the "Litigation Conditions").

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

                           (ii)     Within ten Business Days after the
Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party so objects, the Indemnified Party shall continue to defend the Third Party Claim until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled to assume and conduct such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, until such time as the Indemnified Party shall give notice that any of the Litigation Conditions, in its reasonable judgment, are no longer satisfied.

                           (iii)    The Indemnifying Party or the Indemnified
Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which any other Party is defending as provided in this Agreement. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense if the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable expenses of such counsel shall be at the expense of the Indemnifying Party).

                           (iv)     The Indemnifying Party, if it shall have
assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                           (v)      Whether or not the Indemnifying Party
chooses to defend or prosecute any claim involving a third Person, all the Parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                           (vi)     Amounts paid in respect of indemnification
obligations of the Parties shall be treated as an adjustment to the Purchase Price.

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

                  (c)      Certain Limitations.

                           (i)      No action or claim for Damages arising out
of or resulting from a breach of representations and warranties shall be brought or made after the expiration of the period set forth in Section 7.1; provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Buyers to Sellers or from Sellers to Buyers, as the case may be, prior to the end of such period, which notice specifies in reasonable detail the nature and basis for such claim.

                           (ii)     No Indemnified Party shall be entitled to
indemnification for Damages as a result of any breach of representations or warranties in this Agreement unless the aggregate amount of Damages in connection with breaches of representations and warranties exceeds in the aggregate $550,000 (the "Threshold Amount"), in which case the Indemnified Party will have the right to indemnification for all Damages, including the Threshold Amount. In no event shall Sellers' or Buyer's indemnity obligation for Damages as a result of any breach of representations or warranties in this Agreement exceed the Purchase Price. The Parties acknowledge and agree that any limitation or condition of liability contained in this Section 6.7(c)(ii) shall not be applicable to breaches of covenants or other agreements in this Agreement or in any other Transaction Document and the Retained Liabilities.

                           (iii)    For purposes of determining whether there
has been any breach of any representation or warranty by an Indemnifying Party and calculating the amount of Damages incurred by any Indemnified Party arising or resulting therefrom, any references to a "Material Adverse Effect" or materiality (or other correlative terms, including as expressed in accounting concepts such as "GAAP") or "Knowledge" (or other correlative terms) shall be disregarded.

                           (iv)     Notwithstanding anything to the contrary in
this Section 6.7, no limitation or condition of liability provided in Section 6.7(c)(ii) shall apply (A) to the breach of any of the representations and warranties contained herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading or (B) in respect of any breach of Sections 2.1, 2.2, 2.10, 2.12, 2.14, 2.15, 2.17, 2.24, 3.1, 3.2 or 3.5.

                           (v)      No right to indemnification under this
Section 6.7 shall be limited by reason of any investigation or audit conducted before or after the Closing of any Party hereto or the Knowledge of such Party of any breach of any representation, warranty, agreement or covenant by the other Parties at any time, or the decision by such Party to complete the Closing. Notwithstanding anything to the contrary herein, Buyers shall have the right, irrespective of any Knowledge of or investigation by Buyers, to rely fully on the representations, warranties and covenants of Sellers contained herein.

         6.8. Non-Compete; Non-Solicitation; Non-Interference. (a) Wabash and Sellers understand that Buyers and Aurora shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by law and that Buyers and Aurora would not have entered into this Agreement absent the provisions of this Section 6.8 and, therefore, for a period of ten years from the Closing, Wabash and Sellers shall not, and shall cause each of their respective Affiliates not to, engage directly or indirectly in any area of the Territory (as defined below), in the management, ownership, operation, supply, license or control of any business, venture or activity which engages in the business of (i) renting or leasing over-the-road or storage trailers, (ii) wholesale distribution, marketing or sale of aftermarket, replacement or warranty trailer parts or accessories or warranties thereon (including to their retail branches), or (iii) retail distribution, marketing or sale of aftermarket, replacement or warranty trailer parts or accessories or warranties thereon to any retail customer that has, together with its Affiliates, more than 300 trailers in their combined fleet, or otherwise competes with the Business as conducted on the Closing Date. Notwithstanding the immediately preceding sentence, Wabash and Sellers shall be permitted to (A) sell aftermarket, replacement or warranty trailer parts or accessories (x) required or necessary in connection with servicing, repairing or maintaining any trailer brought to a Wabash retail branch by a customer for service, repair or maintenance or (y) in over-the-counter trailer part sales at a Wabash retail branch; (B) sell, through Wabash's retail branches, aftermarket, replacement or warranty trailer parts or accessories to any retail customer that has, together with its Affiliates, less than 300 trailers in their combined fleet; (C) sell, through Wabash's retail branches, in the retail market, aftermarket, replacement or warranty trailer parts or accessories to those retail customers set forth on Schedule 6.8(a); (D) sell and distribute (x) DuraPlate doors and replacement panels which utilize DuraPlate Technology to end-users of DuraPlate trailers and (y) DuraPlate Products which utilize DuraPlate Technology to Utilimaster Corporation and Diamond Manufacturing, Inc.;
(E) continue to perform their obligations under those leases for trailers used in Canada and El Paso, Texas, provided that, Wabash and Sellers shall not amend or modify (including extending the term thereunder) any such lease for trailers, or enter into any new trailer leases or rentals with respect thereto; provided that if at any time after the 12 month period following the Closing Date, Sellers or Wabash is a lessor under unexpired leases (other than the leases set forth on Schedule 6.8(a)(E)) with respect to trailers, that were used on or prior to the Closing Date in the Canada or El Paso, Texas operations of the Leasing Business, then Sellers shall pay to Buyers, as a franchise fee in connection with the conduct of such business, (1) a one-time payment of $10,000,000 payable in immediately available funds within two business days after written request therefor by Buyers to Sellers and (2) thereafter, an increasing monthly payment payable in immediately available funds within two business days after the end of each month which starts at $1,000,000 for the first month and progressively increases in increments of $250,000 for each successive month during which Seller or Wabash is a lessor under such unexpired leases, and (F) own equity securities of any entity (including potential competitors of Buyers), provided that such equity securities are traded on a national securities exchange or other recognized public market and Wabash, Sellers and their respective Affiliates collectively own less than one percent (1%) of such entity's outstanding equity securities.

                  (b) For purposes of this Agreement, (i) "DuraPlate Product" shall mean composite material composed of a polyethylene plastic core sandwiched between two sheets of pre-painted (inner and outer) high-strength galvanized steel manufactured by Wabash; (ii) "DuraPlate Technology" shall mean the proprietary technology and processes owned by Wabash that enable the manufacture of a polyethylene plastic core sandwiched between two sheets of pre-painted (inner and outer) high-strength galvanized steel, resulting in an efficient, lightweight, and strong panel; and (iii) the "Territory" shall mean that portion of the northern continent of the western hemisphere, extending northward from the Colombia-Panama border and including Central America, Mexico, the islands of the Caribbean Sea, the United States of America and Canada.

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

                  (c) Wabash and Sellers shall not, and shall cause their respective Affiliates not to, without the prior written consent of Buyers, directly or indirectly, (i) for a period of three years following the Closing, induce or attempt to induce any employee of Buyers or Aurora to leave the employ of Buyers or Aurora, or in any way interfere with the relationship between Buyers or Aurora and any employee thereof, except in the event any Person in the employ of Buyers or Aurora approaches any Seller or Wabash on an unsolicited basis for employment with any Seller or Wabash, (ii) for a period of three years following the Closing, hire any Person within one year of the last day such Person was an employee of Buyers or Aurora except in the event that such employment is the result of a general advertisement for employment or as a result of the services of an employment agency in connection with a nondirected solicitation and except in the event any Person in the employ of Buyers or Aurora approaches any Seller or Wabash on an unsolicited basis for employment with any Seller or Wabash, or (iii) for a period of ten years following the Closing, induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Buyers to cease doing business with Buyers or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Buyers (including, without limitation, making defamatory statements or communications about Buyers or the Business).

                  (d) Aurora and Buyers understand that Sellers and Wabash shall be entitled to protect and preserve their ongoing operations outside of the Business, and that Sellers would not have entered into this Agreement absent the provisions of this Section 6.8 and, therefore, Aurora and Buyers shall not, and shall cause their respective Subsidiaries not to, without the prior written consent of Sellers, directly or indirectly, (i) for a period of three years following the Closing Date, induce or attempt to induce any employee of Sellers or Wabash to leave the employ of Sellers or Wabash except those Employees listed on Schedule 6.8(d), or in any way interfere with the relationship between Sellers or Wabash and any employee thereof not listed on Schedule 6.8(d), except in the event any Person in the employ of Sellers or Wabash approaches any Buyer or Aurora on an unsolicited basis for employment with any Buyer or Aurora, (ii) for a period of three years following the Closing Date, hire any Person within one year of the last day such Person was an employee of Sellers (other than Employees listed on Schedule 6.8(d)) and except in the event that such employment is the result of a general advertisement for employment or as a result of the services of an employment agency in connection with a nondirected solicitation or in the event any Person in the employ of Sellers or Wabash approaches any Buyer or Aurora on an unsolicited basis for employment with any Buyer or Aurora, (iii) sell or offer to sell any used trailers at any facility that is subject to any Facility Lease (other than those Facilities where the premises are occupied solely by the Business), (iv) for the period from the Closing Date to the earlier of (A) the twenty-fifth anniversary of the Closing Date and (B) the date that the Parts Distribution and License Agreement is terminated, sell or license, directly or indirectly, to any original truck trailer manufacturer ("OEM") the trade name or trademark "Fruehauf" in connection with manufacturing or selling new truck trailers without obtaining a written agreement from such buyer, licensee or transferee that it will not manufacture or sell new truck trailers with the trade name or trademark "Fruehauf" for the period from the Closing Date to the earlier of (A) the twenty-fifth anniversary of the Closing Date and (B) the date that the Parts Distribution and License Agreement is terminated, and such agreement shall provide, inter alia, that Wabash shall be a third party beneficiary of such agreement and entitled to such remedies and relief as provided in this Agreement for any such breach of this clause (iv), or (v) for a period of five years following the Closing Date, engage, directly or indirectly, in the

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

management, ownership, operation, supply, license or control of any OEM or any business, venture or activity which engages in the business of manufacturing or selling new truck trailers, and for a period of three years following the Closing Date, will not sell or otherwise transfer to any Person all or substantially all of the assets of the Business without obtaining a written agreement from such buyer or transferee that it will not manufacture or sell new truck trailers for a period of three years following the Closing Date, and such agreement shall provide, inter alia, that Wabash shall be a third party beneficiary of such agreement and entitled to such remedies and relief as provided in this Agreement for any such breach of this clause (v); provided that Buyers, Aurora and any such buyer or transferee shall be permitted at any time to sell (x) new truck trailers manufactured or sold by Wabash or its Affiliates and (y) used truck trailers.

                  Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, if during the ten-year period that follows the Closing Date, Buyers sell or otherwise transfer, directly or indirectly, to any OEM all or substantially all of the assets of the Aftermarket Parts Business, then the covenants set forth in Section 6.8(a)(ii) and Section 6.8(a)(iii) shall thereafter be of no further force or effect.

                  (e) The Parties agree that to the extent any provision or portion of this Section 6.8 shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the Parties do further agree that any court of competent jurisdiction shall, and the Parties hereto do hereby expressly authorize, require and empower any court of competent jurisdiction to, enforce any such provision or portion thereof in order that any such provision or portion thereof shall be enforced to the fullest extent permitted by applicable law.

                  (f) As the violation by any Party or their respective Affiliates of the provisions of this Section 6.8 would cause irreparable injury to the other Parties, and there is no adequate remedy at law for such violation, the injured Party shall, notwithstanding anything to the contrary herein, have the right in addition to any and all other remedies available, at law or in equity, to seek to enjoin the other Parties or their respective Affiliates in a court of equity from violating such provisions. The Parties, on behalf of themselves and their respective Affiliates, hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant an injunction or other equitable relief, or otherwise. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Parties may have. The prevailing Party in any enforcement action or court proceeding under this Section 6.8 shall be entitled to the extent permitted by law to reimbursement from the other Parties for all of the prevailing Party's reasonable costs, expenses and attorneys' fees.

         6.9. Good Faith/Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Parties will act in good faith and use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, using their commercially reasonable efforts to cause the conditions precedent set forth herein that are within their exclusive control to be satisfied as soon as reasonably possible.

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         6.10.    Right of First Participation. From and after the Closing Date, if Buyers have determined to sell the Leasing Business, the Aftermarkets
Business or the Business (the "Sale Business") through a controlled auction process (a "Sale Process"), then Buyers shall provide to Wabash (i) notice of Buyers' interest in engaging in such Sale Process (the "Sale Notice") and (ii) upon Sellers' entering into a confidentiality agreement with Buyer mutually satisfactory to Buyers and Sellers, such materials as would be made generally available to prospective purchasers in connection with the commencement of such Sale Process. Wabash shall have 15 days from the delivery of the Sale Notice to notify Buyers in writing of its interest in purchasing the Sale Business and to commence good faith negotiations with Buyers in connection therewith. During such 15 day period, Buyers agree to negotiate in good faith with Sellers and commercially reasonably respond to information requested by Sellers. After the expiration of such 15 day period, the Buyers shall provide to Wabash such materials made generally available to prospective purchasers in connection with such Sale Process, at approximately the same time as such materials are made generally available to other prospective purchasers in connection with such Sale Process. Notwithstanding anything else contained in this Section 6.10, after the expiration of the 15 day period following Buyers' delivery of the Sale Notice to Sellers, Buyers shall be free to negotiate, discuss or reach any agreement with respect to the Sale Business with any third Person. Notwithstanding anything else contained in this Agreement, if the Buyers or Aurora sells or otherwise transfers all or substantially all of the assets of the Aftermarket Parts Business, the Leasing Business or the Business, then the covenants set forth in this Section 6.10 shall thereafter be of no further force or effect with respect to any such buyer or transferee.

         6.11. Non-Disparagement. From and after the date of this Agreement, Sellers and Wabash shall not, and shall cause their respective directors, officers, employees, agents and representatives not to and not to aid, cause, or encourage any other Person to, engage in any disparagement of the Business, Buyers, Aurora or any Affiliate thereof. From and after the date of this Agreement, Buyers and Aurora shall not, and shall cause their respective directors, officers, employees, agents and representatives not to and not to aid, cause, or encourage any other Person to, engage in any disparagement of Wabash or any Affiliate thereof. The foregoing shall not prohibit any Person from making factually accurate statements when required by judicial or administrative process or, based on the advice of counsel, by other requirement of Law.

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                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1. Nature and Survival of Covenants and Representations. With respect to the covenants, agreements, representations and warranties of the Parties hereto in this Agreement or in any Schedule or Exhibit hereto or any certificate or other document delivered pursuant to this Agreement: (a) the covenants and agreements (including in respect of Retained Liabilities) shall survive the Closing indefinitely; and (b) the representations and warranties shall survive until the date twenty-four (24) months after the Closing Date, except that (i) the representations and warranties of Sellers set forth in
Section 2.1 and 2.2 and in Section 2.10, and of Buyers set forth in Sections 3.1 and 3.2 shall survive indefinitely; and (ii) the representations and warranties of Sellers set forth in Section 2.8, 2.12 and 2.17 shall survive until the date 60 days after expiration of the statute of limitations applicable to such matters after the Closing Date.

         7.2. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party hereunder shall be in writing and shall be deemed duly given only upon delivery to the Party personally (including by reputable overnight courier service), when telecopied (with confirmation of transmission having been received) during normal business hours or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below (or at such other address for a Party as shall be specified by such Party by like notice):

                                    If to Buyers or Aurora:

                                    Aurora Trailers Holdings LLC
                                    c/o FS Private Investments III LLC
                                    Jefferies Capital Partners
                                    520 Madison Avenue, Twelfth Floor
                                    New York, NY 10022
                                    Fax: 212-284-1717
                                    Attention: Brian P. Friedman

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                                    with a copy to:

                                    Dechert LLP
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, PA 19103
                                    Fax: 215-994-2222
                                    Attention: Carmen J. Romano, Esq.

                                    and

                                    Dechert LLP
                                    30 Rockefeller Plaza
                                    New York, NY 10112
                                    Fax: 212-698-3599
                                    Attention: Sang H. Park, Esq.

                                    If to Sellers:

                                    c/o Wabash National Corporation
                                    1000 Sagamore Parkway South
                                    Lafayette, IN 47905
                                    Fax: 765-771-5308
                                    Attention: Mark Holden

                                    with a copy to:

                                    Baker & Daniels
                                    600 East 96th Street, Suite 600
                                    Indianapolis, IN 46240
                                    Fax: 317-569-4800
                                    Attention: Robert S. Wynne, Esq.

         7.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto, except (i) for assignments and transfers by operation of law and (ii) that Buyers may (a) assign their rights under this Agreement to any of their Affiliates or require Sellers to transfer the Acquired Assets directly to a subsidiary of Buyers and
(b) assign their rights under this Agreement as collateral security to any entity providing direct or indirect financing to Buyers or any of their Affiliates, provided that no assignment to any entity providing direct or indirect financing to Buyers or any of their affiliates pursuant to this clause
(b) shall in any way affect Buyers' Liabilities under this Agreement or the other Transaction Documents. Without limiting the foregoing, Buyers shall have the right to assign after the Closing their rights in whole or in part as to Sellers' covenants, representations and warranties hereunder to any successor in interest to Buyers of any of the Acquired Assets.

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         7.4.     Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

         7.6. Consent to Jurisdiction. Each of Buyers and Sellers irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York for purposes of any suit, action or other proceeding arising out of this Agreement, the other Transaction Documents or any transaction contemplated hereby and thereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of Buyers and Sellers further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth in Section 7.2 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Buyers and Sellers irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         7.7. Severability. The Parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

         7.8. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the Parties hereto (and the other Parties referred to in Section 6.7) and their successors and assigns any rights or remedies under or by reason of this Agreement.

         7.9. Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto and the other Transaction Documents, constitutes the entire understanding of the Parties with respect to the subject matter hereof, supersedes any prior agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof, and is not intended to confer upon any Person other than the Parties hereto any benefit, right or remedy.

         7.10. Amendment and Waiver. The Parties may, by mutual agreement, amend this Agreement in any respect, and any Party, as to such Party, may (i) extend the time for the performance of any of the obligations of any other Party; (ii) waive any inaccuracies in

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representations and warranties by any other Party; (iii) waive compliance by any other Party with any of the covenants or agreements contained herein and performance of any obligations by any other Party; and (iv) waive the fulfillment of any condition that is precedent to the performance by any other Party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the Parties providing such waiver or extension, as the case may be. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any Party may otherwise have at law or in equity. The waiver by any Party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

         7.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         7.12. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

         7.13. Construction; Certain Defined Terms. Buyers and Sellers have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Buyers and Sellers, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Words in the singular shall be held to include the plural and vice versa. The word "including" in this Agreement shall mean "including without limitation." Nothing in the Schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the exception is described on the Schedules with reasonable particularity and expressly refers to the applicable Section of this Agreement. Section references refer to sections in this Agreement unless otherwise specified. As used herein, the terms below have the following definitions:

                  (a) "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  (b) "Authority" means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

                  (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                           "Employees" means, all individuals with whom Sellers
or any of their respective Affiliates maintain on the specified date, an employer-employee relationship and whose primary responsibilities relate to the Business.

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                  (d)      "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

                  (e) "Former Employees" means all individuals who were previously employed by Sellers or any of their respective Affiliates and whose primary responsibilities related to the Business but who are no longer so employed on the specified date, including any such individual receiving long term-disability benefits.

                  (f) "Knowledge" or "Known" or any similar language means, with respect to any Seller, the knowledge after due inquiry, of any shareholder, member, partner or any director or any officer or general manager, divisional manager or other person in charge of finance, legal, environmental, human resources, tax, real estate or intellectual property of any Seller or Wabash, and those Persons listed on Schedule 7.13(g), and with respect to any other Person, the knowledge of such Person after due inquiry.

                  (g) "Law" means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Authority.

                  (h) "Lien" means any lien, charge, claim, agreement to sell, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, deed of trust, security agreement, right of first refusal or offer (or other similar right), option, restriction, tenancy, license, covenant, encroachment (whether upon any real property or by any improvement situated on any real property onto any adjoining real property or onto any easement area), right of way, easement, title defect or other encumbrance or title matter (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  (i) "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect, has or is reasonably likely to have, any material adverse effect on (i) the assets, liabilities, operations, business, prospects, results of operations or condition (financial or otherwise) of the Business or (ii) the ability of Sellers to consummate the transactions contemplated hereby.

                  (j) "Order" means any writ, judgment, decree, injunction or similar order of any Authority, in each case whether preliminary or final.

                  (k) "Party" means any of the Sellers or Buyers, and "Parties" means all the Sellers and Buyers, collectively.

                  (l) "Person" means an individual, a corporation, a partnership, an association, a joint venture, a limited liability company, an Authority, a trust or other entity or organization.

                  (m) "Sellers Material Adverse Change" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of a Sellers Material Adverse Change, has or is reasonably likely to have, any material adverse effect on (i)

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the expected benefits to be received by Sellers from the transactions contemplated hereby other than as contemplated herein or (ii) the ability of Buyers to consummate the transactions contemplated hereby.

                                  ARTICLE VIII

                         GUARANTIES OF AURORA AND WABASH

         8.1.     Guaranty of Wabash.

                  (a) Wabash hereby unconditionally and irrevocably guarantees to Buyers and each of the Buyers Indemnified Parties (collectively, the "Buyers Beneficiaries", and individually, a "Buyer Beneficiary"), the full and prompt payment when due of all present and future payments (including penalty and interest) which Sellers or any of them may be required to make under the terms of this Agreement or any of the Transaction Documents. If any Seller fails to make any such payment in the manner and at the time specified in, or determined in accordance with, this Agreement or other Transaction Document, as applicable, Wabash immediately shall make such payment upon demand by the relevant Buyer Beneficiary.

                  (b) Wabash hereby unconditionally and irrevocably guarantees to each of the Buyers Beneficiaries the full and prompt performance when due of all the present and future obligations of Sellers or any of them under this Agreement and any of the other Transaction Documents. If any Seller fails to perform any such obligation in the manner and at the time required, Wabash immediately shall perform or procure the performance upon demand by the relevant Buyer Beneficiary.

                  (c)      Wabash's guaranty obligations set forth in this
Section 8.1 are irrevocable and unconditional and shall remain in full force and effect until all obligations of Sellers under this Agreement and any of the other Transaction Documents are irrevocably satisfied and discharged, notwithstanding (a) any amendment or termination of this Agreement or any of the other Transaction Documents, (b) any extension of time or indulgence or concession granted by any of the Buyers Beneficiaries, (c) any delay or failure by the Buyers Beneficiaries to pursue any remedies available against any Seller or Wabash, (d) the occurrence of any Insolvency Event involving any Seller or Wabash, or (e) any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor that is not available to any Seller. The Buyers Beneficiaries shall have no obligation to pursue any remedy or take any action against or in respect of any Seller prior to enforcing their respective rights under this Section 8.1 directly against Wabash. In addition, Wabash may not claim that the Buyers Beneficiaries had any duty to avoid or mitigate, in any manner or through any action, the damages resulting from a breach by any Seller of its obligations under this Agreement or any of the other Transaction Documents.

         8.2.     Guaranty of Aurora.

                  (a) Aurora hereby unconditionally and irrevocably guarantees to Sellers and each of the Sellers Indemnified Parties (collectively, the "Sellers Beneficiaries", and individually, a "Seller Beneficiary"), the full and prompt payment when due of all present and

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future payments (including penalty and interest) which Buyers or either of them may be required to make under the terms of this Agreement or any of the Transaction Documents. If either of the Buyers fails to make any such payment in the manner and at the time specified in, or determined in accordance with, this Agreement or other Transaction Document, as applicable, Aurora shall immediately make such payment upon demand by the relevant Seller Beneficiary.

                  (b) Aurora hereby unconditionally and irrevocably guarantees to each of the Sellers Beneficiaries the full and prompt performance when due of all the present and future obligations of Buyers or either of them under this Agreement and any of the other Transaction Documents. If any Seller fails to perform any such obligation in the manner and at the time required, Aurora shall immediately perform or procure the performance upon demand by the relevant Seller Beneficiary.

                  (c)      Aurora's guaranty obligations set forth in this
Section 8.2 are irrevocable and unconditional and shall remain in full force and effect until all obligations of Buyers under this Agreement and any of the other Transaction Documents are irrevocably satisfied and discharged, notwithstanding
(a) any amendment or termination of this Agreement or any of the other Transaction Documents, (b) any extension of time or indulgence or concession granted by any of the Sellers Beneficiaries, (c) any delay or failure by the Sellers Beneficiaries to pursue any remedies available against either of Buyers or Aurora, (d) the occurrence of any Insolvency Event involving either of Buyers or Aurora, or (e) any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor that is not available to either of Buyers. The Sellers Beneficiaries shall have no obligation to pursue any remedy or take any action against or in respect of either of Buyers prior to enforcing their respective rights under this Section
8.2 directly against Aurora. In addition, Aurora may not claim that the Sellers Beneficiaries had any duty to avoid or mitigate, in any manner or through any action, the damages resulting from a breach by either of Buyers of their respective obligations under this Agreement or any of the other Transaction Documents.

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                  IN WITNESS WHEREOF, the Parties hereto have caused this
Agreement to be executed on the day and year first written above.

                                    APEX TRAILER LEASING & RENTALS, L.P.


                                    By__________________________________________
                                      Name:
                                      Title:

                                    WABASH NATIONAL TRAILER CENTERS, INC.


                                    By__________________________________________
                                      Name:
                                      Title:

                                    WTSI TECHNOLOGY CORPORATION

                                    By__________________________________________
                                      Name:
                                      Title:

                                    AURORA PARTS & ACCESSORIES LLC

                                    By__________________________________________
                                      Name:
                                      Title:

                                    APEX TRAILER LEASING & RENTAL LLC

                                    By__________________________________________
                                      Name:
                                      Title:

                                    Solely for the purpose of Sections 1.1(a), 1.2(b), 2.1, 2.2, 2.3, 4.4, 4.19, 6.7, 6.8,
                                    6.9, 6.11 and 8.1 of this Agreement:

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                                    WABASH NATIONAL CORPORATION

                                    By__________________________________________
                                      Name:
                                      Title:

                                    Solely for the purpose of Sections 1.2(a), 3.1, 3.2, 3.3, 4.3(c), 6.7, 6.8, 6.9, 6.11
                                    and 8.2 of this Agreement:

                                    AURORA TRAILERS HOLDINGS LLC

                                    By__________________________________________
                                      Name:
                                      Title:

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